UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14 A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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DIGIMARC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIGIMARC CORPORATION
9405 S.W. Gemini Drive
Beaverton, Oregon 97008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2006

To the Stockholders of Digimarc Corporation:

Notice is hereby given that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Digimarc Corporation, a Delaware corporation (the “Company”), will be held on Tuesday, May 2, 2006 at the headquarters of Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008, at 11:00 a.m., local time. The purposes of the Annual Meeting will be:

1.                Election of Directors.   To elect three Class I directors, to hold office until the 2009 Annual Meeting of Stockholders or until their successors are elected and qualified (Proposal No. 1);

2.                Ratification of Appointment of Independent Registered Public Accounting Firm.   To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006 (Proposal No. 2);

3.                Other Business.   To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on March 3, 2006 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Whether or not you expect to attend the Annual Meeting in person, we urge you to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Bruce Davis
Chairman of the Board of Directors and
Chief Executive Officer

Beaverton, Oregon
April 1, 2006

DIGIMARC CORPORATION

PROXY STATEMENT FOR 2006 ANNUAL MEETING OF STOCKHOLDERS

General Information

This Proxy Statement is being mailed to the stockholders of Digimarc Corporation (the “Company” or “Digimarc” or “we” or “our”), a Delaware corporation, on or about April 1, 2006, in connection with the solicitation by the Company through its Board of Directors (the “Board of Directors”) of proxies for use in voting at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Tuesday, May 2, 2006, at 11:00 a.m., local time, at the headquarters of Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting by the proxy holders designated thereon.

The close of business on March 3, 2006 has been fixed as the record date (the “Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, there were 21,018,994 shares of the Company’s common stock, $0.001 par value per share, outstanding and entitled to vote at the Annual Meeting.

Each outstanding share of common stock on the Record Date is entitled to one vote on all matters. The required quorum for the Annual Meeting is a majority of the shares outstanding, present either in person or by proxy, on the Record Date. There must be a quorum for the Annual Meeting to be held.  Our Inspector of Elections will tabulate votes cast by proxy or in person at the Annual Meeting.

Revocability of Proxy

You may revoke your proxy and change your vote at any time prior to voting at the Annual Meeting by:

•       delivering to the Company (to the attention of Robert P. Chamness, the Company’s Secretary) a written notice of revocation or a duly executed proxy bearing a later date; or

•       attending the Annual Meeting and voting in person.

Solicitation

The cost of soliciting proxies will be borne by the Company. Besides this solicitation by mail, our directors, officers and other employees may solicit proxies. Such persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse such persons and our transfer agent for their reasonable out-of-pocket expenses in forwarding such material. We may also retain the services of a proxy solicitation, information agent and/or mailing service to perform the broker nominee search and to distribute proxy materials to banks, brokers, nominees and intermediaries, for which the Company would not pay more than $10,000.

Voting Procedures

•       Directors are elected by a plurality of the votes cast, provided a majority of the shares of common stock are present or represented and entitled to vote at the Annual Meeting. The three nominees who receive the greatest number of votes will be elected directors.

•       The ratification of the appointment of the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006 will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

•       Abstentions are shares that abstain from voting on a particular matter. Under the General Corporation Law of the State of Delaware, abstentions effectively count as being present for purposes of determining whether a quorum of shares is present at a meeting.

•       Abstentions have no effect on Proposal No. 1. Because abstentions will be included in tabulations of the shares entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposal No. 2.

•       Broker non-votes occur when shares are held in “street name” by brokers or nominees who indicate on their proxies that they did not receive voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote such shares as to a particular matter. Under the General Corporation Law of the State of Delaware, broker non-votes effectively count as being present for purposes of determining whether a quorum of shares is present at a meeting. Broker non-votes have no effect on Proposal No. 1 or Proposal No. 2.

Principal Executive Offices of Digimarc

Digimarc Corporation’s principal executive offices are located at 9405 S.W. Gemini Drive, Beaverton, Oregon 97008.

ELECTION OF DIRECTORS
(Proposal No. 1)

Our Board of Directors is divided into three classes: Class I, Class II and Class III. At the Annual Meeting, three directors are to be elected, each to serve for a term of three years and until his successor is elected and qualified, or until the death, resignation or removal of such director. Mr. Roth, Mr. Miller and Mr. Waterhouse, as Class I directors, are up for election at this Annual Meeting. Proxies will be voted for the election of each of the nominees named below as director unless the authority to vote for the nominee is withheld. Mr. Roth, Mr. Miller and Mr. Waterhouse have indicated that each of them is able and willing to serve if elected. In the event, however, that any nominee is unable or declines to serve as director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. If Mr. Roth, Mr. Miller or Mr. Waterhouse should become unable or unavailable to serve prior to the election, the Board of Directors may recommend another person, and Bruce Davis and Michael McConnell, in their capacity as proxy holders, will vote the proxies for such person.

There are also six continuing directors. Mr. Monego, Mr. Smith and Mr. Whitney, as Class II directors, will serve until the Company’s 2007 annual meeting of stockholders. Mr. Davis, Mr. Grossi and Mr. Richardson, as Class III directors, will serve until the Company’s 2008 annual meeting of stockholders.

The Company’s Amended and Restated Bylaws, as amended, authorize the number of directors to be not less than five and not more than eleven. The number of directors is currently fixed by the Bylaws at ten. During 2005, the Nominating Committee of the Board of Directors recruited and the Board elected three new members, two of whom, Mr. Miller and Mr. Waterhouse, are standing for reelection, and the third, Mr. Whitney, is serving as a Class II director. In October, 2005, Mr. van Luijt resigned as a director in order to dedicate more time to his responsibilities and increasing demands with Koninklijke Philips Electronics N. V. (“Philips”). As a result, there is presently one vacancy on the Board of Directors. The Board of Directors has determined that the current size and configuration of the Board is sufficient, and has determined to discontinue further searches for director candidates to fill the vacancy at this time.

No director of the Company has resigned or declined to stand for re-election to the Board of Directors because of disagreements with the Company on any matters relating to the Company’s operations, policies or practices since the date of the last meeting of the stockholders. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company. There is no family relationship between any director and executive officer of the Company.

	Age	Director Since	Expiration of Term
Nominees:
Jim Roth	69	2003	2009
William J. Miller	60	2005	2009
Lloyd G. (“Buzz”) Waterhouse	54	2005	2009
Continuing Directors:
Philip J. Monego, Sr.	58	1996	2007
Peter W. Smith	72	2000	2007
Bernard Whitney	49	2005	2007
Bruce Davis	53	1997	2008
Brian J. Grossi	55	1996	2008
James T. Richardson	58	2003	2008

Class I Directors Nominees

Jim Roth was elected to our Board of Directors in February 2003. Mr. Roth is a retired corporate executive with forty-five years of experience in the aerospace, defense and several related high technology sectors. He currently serves as a director for EDO Corporation (NYSE: EDO) (an engineered defense products company).  Past directorships include membership on the Board of Directors of Titan Corporation (NYSE: TTN) (a provider of systems solutions and services to the U.S. Department of Defense, intelligence agencies and other government clients) and Sure Beam Corporation (Nasdaq: SURE). Mr. Roth retired in 1998 as President and CEO of GRC International Inc., positions that he held since 1992, and where he also served as chairman of the Board of Directors of the corporation in 1997. GRC International Inc., formerly a publicly traded (NYSE) professional services company serving an array of government and private-sector clients with the majority of its revenues derived from the military, space and classified communities, was acquired by AT&T subsequent to Mr. Roth’s retirement. Mr. Roth joined GRC International Inc. (then General Research Corporation) in 1974 as the director of Los Angeles operations. Prior to his retirement, Mr. Roth also served on the President’s Council of Competitiveness, as director of the Northern VA Technology Council and the Professional Services Council and as an advisor for the Engineering College at the University of California at Santa Barbara. Mr. Roth received a B.S. in electrical engineering from the University of Toledo and an M.S. in electrical engineering from the University of Akron.

William J. Miller was elected to our Board of Directors in June 2005. Mr. Miller is a retired corporate executive with thirty-five years of experience in the high technology and legal sectors, and has since 1999 served as an independent director and consultant. From April 1996 to his retirement in November 1999, Mr. Miller was the chairman and CEO of Avid Technology, Inc., a leader in digital media creation tools for film, video, audio, animation, games, and broadcast professionals. He served as the chairman (1993 1995) and CEO (1992 1995) of Quantum Corporation, a developer of storage technology. From 1981 to 1992, Mr. Miller also held senior management positions at Control Data Corporation, a supplier of computer hardware, software and services. He currently serves as a director for Nvidia Corp (Nasdaq:NVDA), a provider of graphics processing units (GPUs), media and communications processors (MCPs), wireless media processors (WMPs), and related software for personal computers (PCs), handheld devices, and consumer electronics platforms; Waters Corporation (NYSE:WAT), a manufacturer of analytical instruments; and Viewsonic Corporation, a provider of visual display products.  Mr. Miller received a B.A. in speech communication from the University of Minnesota and a J.D. summa cum laude from the University of Minnesota.

Lloyd G. (“Buzz”) Waterhouse was elected to our Board of Directors in July 2005. Mr. Waterhouse is a retired corporate executive with thirty-two years of experience building businesses through research and development, acquisitions, divestitures and alliances, and has since 2005 served as an independent director and consultant. From 2001 until his retirement in 2004, Mr. Waterhouse was the chairman and CEO of Reynolds and Reynolds Co., Inc. (NYSE:REY), a $1 billion leader in providing technology solutions to automotive retailers and manufacturers. He also served as its president and chief operating officer from 1999 2000, and its CEO from 2000 2001. He is also a 26 year veteran of IBM Corporation (NYSE:IBM), where he served as president or general manager for a number of e-business, global services, and technical and marketing business units, domestically and in Asia. Mr. Waterhouse currently serves as director for a number of corporate and not-for profit entities.  He is on the Board of Directors of Atlantic Mutual Companies (serving on the governance committee); e-Fund, where he is a co-founder and director; i2 Company (NASDAQ:ITWH)(serving on the compensation and audit committees); and the Board of Visitors, Pennsylvania State University, Smeal College of Business. He is a past director of Reynolds and Reynolds Co., Inc. (1999-2004); i-Zone, where he was a founder, chairman and an advisory board member; Ohio Business Roundtable; Dayton Development Commission; Fifth Third Bank, Western Ohio Region (2002-2005); and the Wright Center for Innovation (2003-2005). Mr. Waterhouse received a B.S. in Finance from Pennsylvania State University and an M.B.A. in finance from Youngstown State University.

Continuing Class II Directors

Philip J. Monego, Sr. was our chairman of the Board of Directors from 1996 to May 2002. Mr. Monego is the managing partner of Technology Perspectives Partners, LLC, a private equity investment fund focused on early stage technology companies and a venture partner in the Media Technology Venture family of funds. He is also the president and founder of Technology Perspectives, a strategic management consulting firm, started in 1987. In that capacity, he has served as a strategic advisor to chief executives for some of the world’s largest information technology and media companies. Mr. Monego was a founder, chief executive officer and chairman of the Board of Directors of Voquette, Inc., an enterprise content management software company from May 1999 to August 2002, at which time Voquette, Inc. was merged with Protégé Group, Ltd. to a create a new entity, Semagix Group, Ltd., for which Mr. Monego served as non-executive chairman of the board until October 2003. Prior to that, Mr. Monego was co-founder, president and chief executive officer of NetChannel, Inc., an Internet information delivery service, from May 1996 to June 1998. Prior to that, Mr. Monego was interim president and chief executive officer of Yahoo! Corporation from April 1995 to September 1995. During his over 30 years in the information technology industry, Mr. Monego has been a founder, CEO, senior executive and investor in more than two dozen companies. He is chairman of the Board of Directors of Mediabolic, Inc. a developer of software for networked entertainment devices in the home and a director of CafePress.com Inc. Mr. Monego earned a B.A. in management from LaSalle University in 1972.

Peter W. Smith was elected to our Board of Directors in April 2000. Mr. Smith is a retired corporate executive and has served as a consultant since 2002. Most recently, Mr. Smith served as president of News Technology for News America from January 1998 until his retirement in February 2000. In that capacity, he coordinated technology throughout News Corporation and served as a technology advisor to its Board of Directors. From January 1996 to January 1998, Mr. Smith served as its executive vice president, television. Prior to that, Mr. Smith held the position of director, technology, for News International (UK). Both News Technology and News International (UK) are affiliated companies of News Corporation, an international media and entertainment company. Mr. Smith received a B.E. and B.Sc. from the University of Sydney, with first class honors.

Bernard Whitney  was elected to our Board of Directors in June 2005. Mr. Whitney is a retired corporate executive with twenty-four years of experience in the high technology and finance sectors, and has since 2002 served as an independent director and consultant. From June 1999 until his retirement in July 2002, Mr. Whitney was the vice president and CFO of Handspring, Inc, a handheld computer and wireless communications manufacturer. From August 1997 to June 1999, Mr. Whitney was the executive vice president and CFO of Sanmina Corporation, a high-end data com and telecom manufacturer.  He served as the vice president of finance & manufacturing operations (1996-1997) and corporate controller (1995-1996) of Network General Corporation, a developer of network management software. From 1987 to 1995, Mr. Whitney held a number of senior financial management positions at Conner Peripherals, Inc., a disk and tape drive manufacturer. He began his career in financial analysis and accounting at Friden Alcatel, an electronic office equipment supplier, from 1983 to 1987, and Randtron Systems, and electronic antenna systems manufacturer, from 1981 to 1983. He currently serves as a director for a number of private and non-profit entities, and until its sale, served as a director for Plumtree Software, Inc. (Nasdaq: PLUM) (audit committee chair, corporate governance committee member). Mr. Whitney received a B.S. in business administration, majoring in finance, from California State University Chico and a masters of business administration from San Jose State University.

Continuing Class III Directors

Bruce Davis has served as our Chief Executive Officer since December 1997. He also has been our chairman of the Board of Directors since May 2002 and a director since December 1997. He also was our President from December 1997 through May 2001. Prior to joining us, Mr. Davis served as president of Titan Broadband Communications, a provider of information technology and satellite communications systems and services, from April 1997 to December 1997. Prior to that, Mr. Davis served as president of Prevue Networks, Inc., a supplier of electronic program guides and program promotion services for the cable and satellite television markets, from July 1996 to February 1997. Prior to that, Mr. Davis founded and served as president of TV Guide On Screen (which later merged with Prevue Networks, Inc. and is now part of Gemstar TV Guide International), a joint venture of News Corporation and TCI (now part of Comcast) which supplied electronic program guides and navigational software for the cable television market, from January 1993 to July 1996. Mr. Davis received a B.S. in accounting and psychology and an M.A. in criminal justice from the State University of New York at Albany, and a J.D. from Columbia University.

Brian J. Grossi has served as one of our directors since July 1996, when he led the first professional investment round in the Company. In 1994, Mr. Grossi co-founded AVI Capital Management, a venture capital firm specializing in high-technology companies. From 1982 to 1992, Mr. Grossi was a co-founding general partner with Alpha Partners, an early-stage venture capital firm in Silicon Valley. From 1976 to 1982, he worked at the Stanford Research Institute as a research engineer and project leader. From 1973 to 1976, he worked at Hewlett Packard HPA and HP Labs as a design engineer. Mr. Grossi received a B.S. with Distinction and an M.S. in mechanical engineering from Stanford University.

James T. Richardson was elected to our Board of Directors in March 2003. Mr. Richardson is a director of and consultant to companies in the high-technology sector and has served as chief financial officer and chief administrative officer for five global technology companies ranging in size from $20 million to $300 million in annual revenue. Functional responsibilities have included controllership, treasury, corporate communications, operations, business development (mergers & acquisitions), information systems, human resources and legal affairs. His most recent executive post was as senior vice president and chief financial officer at WebTrends Corporation from July 1998 to April 2001. Prior to that, he was senior vice president—corporate operations and chief financial officer at Network General Corporation (which has since merged with McAfee to form Network Associates) from April 1994 to January 1998; vice president finance and administration and chief financial officer at Logic Modeling Corp. (which has since been acquired by Synopsys) from July 1992 to March 1994; and vice president finance and administration and chief financial officer at Advanced Logic Research, Inc. (which has since been acquired by Gateway) from November 1989 to July 1992. Mr. Richardson currently serves as a director of FEI Company (Nasdaq: FEIC) (audit committee chair) and Tripwire, Inc., a Portland, Oregon-based network security company (audit committee chair). Mr. Richardson received a B.A. in finance and accounting from Lewis and Clark College, an M.B.A. from the University of Portland, and a J.D. from the Lewis and Clark Law School. He attended the Stanford Directors’ College in 2001 and is both a C.P.A. and attorney in Oregon.

Determination of Independence

The Board of Directors has determined that each of Philip J. Monego, Sr., Brian J. Grossi, Peter W. Smith, Jim Roth, James T. Richardson, Bernard Whitney, Bill Miller and Buzz Waterhouse, collectively representing a majority of the members of the Board of Directors of the Company, are “independent” as such term is defined by Marketplace Rule 4200 of the National Association of Securities Dealers, Inc.

Vote Required

If a quorum is present, the three candidates receiving the highest number of affirmative votes represented and voting on this proposal at the Annual Meeting will be elected to the Board of Directors. Abstentions and broker non-votes will be counted for the purposes of determining the presence or absence of a quorum, but will have no effect on the election of directors once a quorum is established.

The Board of Directors Recommends a Vote FOR the Election of each of the Nominees Named Above.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Proposal No. 2)

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2006. Although ratification by shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

If the stockholders do not ratify the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm, the Audit Committee will reconsider the appointment. A representative of Grant Thornton LLP, which served as the Company’s independent registered public accounting firm starting in the third quarter of 2005, is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

Resignation of Former Independent Registered Public Accounting Firm

KPMG LLP (“KPMG”) advised the Company on June 14, 2005 that KPMG would resign as the Company’s independent registered public accounting firm, effective upon the filing of the Company’s Form 10-Q for the quarter ended June 30, 2005. On August 9, 2005, the Company filed its Form 10-Q for the quarter ended June 30, 2005, and KPMG’s resignation as the Company’s independent registered public accounting firm became effective upon such filing.

During the years ended December 31, 2003 and December 31, 2004 and the subsequent interim period through June 14, 2005, there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to KPMG’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its reports. KPMG’s reports on the Company’s consolidated financial statements for the years ended December 31, 2003 and December 31, 2004 and the subsequent interim period through June 14, 2005 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s report on the Company’s consolidated financial statements for the year ended December 31, 2004 included a separate paragraph which stated the following: “As indicated in Note 2 to the consolidated financial statements, the Company has restated its consolidated financial statements as of and for the year ended December 31, 2003.”

During the years ended December 31, 2003 and December 31, 2004 and the subsequent interim period through June 14, 2005, there were no reportable events, except that KPMG’s report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses in internal controls and contains an explanatory paragraph which identified the following material weaknesses: inadequate supervision and technical accounting expertise within the accounting and finance department; inadequate design and implementation of new accounting system; inadequate quarterly and year-end financial statement close and review process; insufficient controls both for determining the nature and types of costs that should be capitalized and for ensuring allocation of costs to particular projects are appropriate; insufficient controls to ensure that various international, state and local tax exposures were quantified and properly accrued on a timely basis; insufficient training and inadequate reconciliation processes for complex revenue recognition requirements primarily related to international transactions; insufficient controls related to system access and segregation of duties; and inadequacies related to entity-level controls.  The material weakness are described in more detail in the Company’s Form 8-K filed with the Securities and Exchange Commission on June 20, 2005, as amended on August 15, 2005. The Company has since remediated these material weaknesses.

During the years ended December 31, 2003 and December 31, 2004 and the subsequent interim period through August 9, 2005, there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to KPMG’s satisfaction would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

The Company authorized KPMG to respond fully to the inquiries of the successor independent registered public accounting firm concerning these issues, once such firm had been selected.

The Company provided KPMG with a copy of the disclosure contained in the Form 8-K, filed with the Securities and Exchange Commission on June 20, 2005, as amended on August 15, 2005, and requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agreed with the above statements. KPMG’s letters, dated June 20, 2005 and August 12, 2005, are filed as exhibits to the Form 8-K and its amendment, respectively.

Selection of Grant Thornton LLP

On September 12, 2005, the Audit Committee of the Board of Directors of the Company engaged Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005. From January 1, 2003 through September 12, 2005, the Company did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm. Abstentions will have the effect of a vote “against” the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm. Broker non-votes will have no effect on the outcome of the vote.

The Audit Committee and the Board of Directors Recommends a vote FOR the Ratification of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2006

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors.   During 2005, the Board of Directors met eight times. Each director attended at least 75% of the total number of regular and special meetings of the Board of Directors and committees on which such director served, which were held during the period in which he was a director, except for William J. Miller, who attended two of the three meetings held after he was elected. On average, director attendance was 98%. During 2005, the Board of Directors had an Audit Committee, a Compensation Committee, a Nominating Committee, and a Corporate Governance Committee. Each director attended 100% of the total number of committee meetings of the Board of Directors on which he served during the period in which he was a director. In December, the Board merged its Corporate Governance and Nominating Committees, effective January 1, 2006. Members of the combined committee are Messrs. Smith (chairman), Monego, Roth and Waterhouse.

Audit Committee.   Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, the Company has a separately-designated standing Audit Committee of the Board of Directors, consisting of Messrs. Whitney (chairman), Richardson, Grossi, and Miller, which is responsible for overseeing the quality and integrity of the accounting, auditing, and financial reporting practices of the Company, the audits of the financial statements of the Company, and such other duties as directed by the Board of Directors. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) engaged to prepare or issue an audit report on the financial statements of the Company or perform other audit, review or attest services for the Company. Effective January 1, 2006, the Audit Committee also serves as our Qualified Legal Compliance Committee, established in response to the Sarbanes-Oxley Act of 2002. The Audit Committee met seven times during 2005.

The Board of Directors has adopted and amended from time to time a charter for the Audit Committee to authorize expanded powers consistent with the provisions of the Sarbanes-Oxley Act of 2002 and other requirements. A copy of this charter was attached to the 2004 Proxy Statement as Exhibit A and is posted on the Digimarc website, www.digimarc.com, on the Corporate Governance page. The Board of Directors has determined that each of the four members of the Audit Committee meets the requirements for “independence” as set forth in Marketplace Rules 4200 and 4350(d) of the National Association of Securities Dealers, Inc. and applicable SEC rules; that each of Bernard Whitney, Brian J. Grossi, James T. Richardson and William J. Miller has the requisite financial sophistication called for by Marketplace Rule 4350(d) of the National Association of Securities Dealers, Inc.; and that each of Bernard Whitney and James T. Richardson (a) has been designated as, and has the requisite attributes of, an “Audit Committee financial expert” in compliance with Item 401(h) of Regulation S-K and (b) is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Compensation Committee.   The Compensation Committee, consisting of Messrs. Grossi (chairman), Monego, and Roth, has been delegated responsibility for overseeing the compensation practices of the Company, and such other duties and functions as directed by the Board of Directors from time to time or as are consistent with its charter, the Company’s Amended and Restated Bylaws, as amended, and governing law, rules and regulations. The Compensation Committee’s role includes a particular focus on the compensation of executive officers and non-employee directors of the Company and the administration of the stock incentive plans and significant employee benefit programs of the Company. The Compensation Committee met seven times during 2005. The Compensation Committee has a written charter, a copy of which was attached to the 2004 Proxy Statement as Exhibit B and is available on the

Digimarc website, www.digimarc.com on the Corporate Governance page. The Board of Directors has determined that all members of the Compensation Committee are (a) “independent” as that term is defined in Marketplace Rule 4200 of the National Association of Securities Dealers, Inc., (b) “non-employee directors” as that term is defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and (c) “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Nominating Committee.   Through 2005, the Nominating Committee, consisting of Messrs. Monego (chairman), Grossi, and Smith, had responsibility for optimizing the composition, competence and integrity of the Board of Directors and its committees by searching for and recommending individuals for election to the Board of Directors, and such other duties and functions as directed by the Board of Directors from time to time or as consistent with its charter, the Company’s Amended and Restated Bylaws, as amended, and governing law, rules and regulations. The Nominating Committee’s role included responsibility for development of the Board of Directors, including the need to attract and elect independent members of the Board of Directors with expertise in areas supportive of and consistent with the strategic initiatives of the Company. The Nominating Committee was directly responsible for identifying, screening and recruiting individuals qualified to become members of the Board of Directors. The Nominating Committee met seven times during 2005.

The Board of Directors adopted a written charter for the Nominating Committee, a copy of which was attached to the 2004 Proxy Statement as Exhibit C. The charter for the combined Governance and Nominating Committee is posted on Digimarc’s website at www.digimarc.com on the Corporate Governance page. The Board of Directors has determined that all members of the Nominating Committee were “independent” and all members of the Governance and Nominating Committee are “independent”, as that term is defined in Marketplace Rule 4200 of the National Association of Securities Dealers, Inc., and that the Committee has a formal written policy addressing the nominating process (attached as an Exhibit to the Governance and Nominating Committee charter), which is available on the Company’s website at www.digimarc.com. Pursuant to its written policy addressing the nominating process, the Governance and Nominating Committee encourages submission of and will consider nominees recommended by stockholders. Written nominations for consideration by the Governance and Nominating Committee should be addressed to the Governance and Nominating Committee of the Company and mailed to the attention of Robert P. Chamness, Secretary, Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008.

Corporate Governance Committee.   Through 2005, the Corporate Governance Committee, consisting of Messrs. Smith (chairman), Monego, Roth, and Waterhouse, had been delegated responsibility for overseeing the quality and integrity of the corporate governance practices of the Company, and such other duties and functions as directed by the Board of Directors from time to time or as consistent with its charter, the Company’s Amended and Restated Bylaws, as amended, and governing law, rules and regulations. The Corporate Governance Committee’s role included the review, monitoring, and general oversight regarding corporate policies and procedures involving corporate governance and compliance with significant legal, ethical, and regulatory requirements. The Corporate Governance Committee was directly responsible for oversight of the Company’s corporate and other compliance programs. This oversight responsibility included monitoring compliance with the Sarbanes-Oxley Act of 2002. The Corporate Governance Committee also oversaw the structure and evaluation of the Board of Directors and its committees, and the development, monitoring, and enforcement of the corporate governance principles applicable to the Company. The Corporate Governance Committee met five times during 2005. The Board of Directors adopted a written charter for the Corporate Governance Committee, a copy of which was attached to the 2004 Proxy Statement as Exhibit D, and the new charter for the combined Governance and Nominating Committee is posted on Digimarc’s website at www.digimarc.com on the Corporate Governance page. The Board of Directors has determined that all members of the

Corporate Governance Committee were “independent” as that term is defined in Marketplace Rule 4200 of the National Association of Securities Dealers, Inc.

The Committee assignments of the non-employee directors of the Board as of the last quarter of 2005 were as follows:

Non-Employee Directors	Audit	Corporate Governance	Compensation	Nominating	Special Litigation
Philip J. Monego, Sr.			Member	Chair
Brian J. Grossi	Member		Chair	Member
Peter W. Smith		Chair		Member
Jim Roth		Member	Member
James T. Richardson*	Member	Member
Bernard Whitney	Chair				Member
William J. Miller	Member				Member
Lloyd G. Waterhouse		Member			Chair

*                    Mr. Richardson also serves as the Lead Director

Director Compensation

Directors who are also employees of the Company receive no additional compensation for their services as directors. During 2005, Mr. Davis was the only Director who was an employee of the Company. Directors who are not employees of the Company receive cash compensation and equity compensation as described below. All Directors are also reimbursed for reasonable and necessary travel, communications, and other out-of-pocket business expenses incurred in connection with their attendance at meetings, while on corporate business or for continuing education related to their board service.

Cash Compensation.   Effective April 1, 2005, the Board of Directors increased the cash compensation paid to the non-employee members of the Board of Directors. Each non-employee director will receive an annual cash retainer of $25,000, an increase of $10,000. The Lead Director received an additional annual cash retainer of $30,000. Members of the Audit Committee received an annual cash retainer of $10,000, an increase of $2,500, with the chair of the Audit Committee receiving an annual cash retainer of $20,000, an increase of $5,000. Members of other standing committees of the Board of Directors received an additional annual cash retainer of $3,750 for each such committee on which he or she serves, with the chair of each such committee continuing to receive an annual cash retainer of $7,500.  The members of the Special Litigation Committee of the Board of Directors received annual cash retainers of $7,500 for their service on that committee. After the Special Litigation Committee finishes its work and is eliminated, currently anticipated during the summer of 2006, no further compensation will be paid to members of Special Litigation Committee.

In addition, if a committee holds more than eight meetings per year, each committee member will receive a fee of $1,000 for each in-person committee meeting and a fee of $500 for each teleconference committee meeting in excess of eight meetings per year.  No such fees were paid during 2005.

Equity Compensation.   The 1999 Non-Employee Director Option Program, as amended, establishes an automatic option grant program for the grant of awards to our non-employee directors. Under this program, each non-employee director who first is elected to our Board of Directors on or after March 29, 2002 is automatically granted an option to acquire 20,000 shares of common stock at an exercise price per share equal to fair market value of the common stock at the date of grant. These options vest and become exercisable in 36 equal installments on each monthly anniversary of the grant date, such that the stock option will be fully exercisable three years after the grant date. The three new members of the Board of Directors, Messrs. Whitney, Miller and Waterhouse, all received such grants during 2005. Upon the date of each annual stockholders meeting, each non-employee director who has been a member of our Board of Directors for at least six months prior to the date of the stockholders meeting will receive an automatic grant of options to acquire 12,000 shares of our common stock at an exercise price per share equal to fair market value of the common stock at the date of grant. These options vest and become exercisable in twelve equal installments on each monthly anniversary of the grant date, such that the stock option will be fully exercisable one year after the grant date. Messrs. Monego, Grossi, Smith, van Luijt, Roth and Richardson all received such grants during 2005.

The 1999 Non-Employee Director Option Program was amended on March 29, 2002 to provide for the automatic grant of an option to acquire 3,000 shares of common stock at an exercise price per share equal to the fair market value of the common stock at the date of grant to each non-employee director who serves as a member of a committee of the Board of Directors immediately following each annual meeting of our stockholders, provided such non-employee director has been a member of the Company’s Board of Directors for at least six months prior to the date of the stockholders meeting. These options vest and become exercisable in twelve equal installments on each monthly anniversary of the grant date, such that the stock option will be fully exercisable one year after the grant date. The Board of Directors determined not to grant 3,000 shares of common stock to the directors in 2005 for service on each standing committee of the board.

Tabular Summary of Board Compensation.   Following is a summary of the Board compensation program, presented in a tabular format, as effective for the period beginning April 1, 2005 (see the Proxy for the 2005 Annual Meeting of Shareholders for information regarding the basis of compensation paid to directors during the first quarter of 2005):

Annual Cash Retainer	$25,000
Additional Annual Cash Retainers for:
Lead Director	$30,000
Audit Committee Chair	$20,000
Audit Committee Member	$10,000
Other Standing Committee Chair	$7,500
Other Standing Committee Member	$3,750
Special Litigation Committee Member	$7,500
Additional fee for excess meetings *	$1,000 for in-person meeting $500 for teleconference
Initial Option Grant (New Director)	20,000 shares
Annual Option Grant (Continuing Director)	12,000 shares
Annual Standing Committee Member Option Grant**	3,000 shares

*                    In excess of eight meetings per year.

**             In 2005, the Board elected not to grant these awards.

Non-Employee Director Compensation Table.   The following table provides information on fiscal year 2005 compensation for non-employee directors who served during fiscal year 2005:

Non-Employee Director Compensation Table for 2005

	Non-Employee Directors	Cash Retainer	Committee Fees	Stipend (1)	Lead Director	Total Cash Payment	Number of Options(2)
1	Philip J. Monego, Sr.	$22,500	$15,625	$7,500		$45,625	12,000
2	Brian J. Grossi	$22,500	$20,625	$7,500		$50,625	12,000
3	Peter W. Smith	$22,500	$15,625	$7,500		$45,625	12,000
4	Alty van Luijt	$16,250	$1,875			$18,125	12,000
5	Jim Roth	$22,500	$11,250			$33,750	12,000
6	James T. Richardson	$22,500	$20,000	$25,000	$26,250	$93,750	12,000
7	Bernard Whitney	$14,583	$14,375			$28,958	20,000
8	William J. Miller	$14,583	$6,875			$21,458	20,000
9	Lloyd G. Waterhouse	$12,500	$5,625			$18,125	20,000

(1)          In recognition of the time and effort expended by the chair and members of the Audit Committee throughout the restatement period, the Board determined to award a one-time, additional stipend of $25,000 for the chairman of the Audit Committee and $7,500 for each member thereof.

(2)          This column represents the equity grant of 12,000 options that were provided to continuing directors as of the 2005 annual meeting (which have a 1-year vesting), and the 20,000 options that were granted to new directors as of the date of their election to the Board (which have a 3-year vesting). The continuing directors’ options were granted on May 12, 2005 at a price of $4.69. The options to Messrs. Whitney and Miller were granted on June 6, 2005 at a price of $5.23 and the options to Mr. Waterhouse were granted on July 15, 2005 at a price of $5.60.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the Company’s directors or executive officers.

Compensation Committee Interlocks and Insider Participation

None of Messrs. Monego, Grossi, or Roth, as the three members of our Compensation Committee, was at any time during the fiscal year ended December 31, 2005 or at any other time an officer or employee of the Company. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, or as a director of another entity, where one of the other entity’s executive officers served on the Compensation Committee of the Company or as a director of the Company. During 2005, Bruce Davis participated in certain discussions and answered certain questions with the Compensation Committee and the Company’s Board of Directors concerning executive officer compensation, but he did not participate in the deliberations and decisions with respect to his own compensation.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee (the “Audit Committee”) hereby reports as follows:

1.                The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

2.                The Audit Committee has discussed with Grant Thornton LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by SAS 61 (Communication with Audit Committees).

3.                The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with Grant Thornton LLP their independence from the Company and has considered whether the provision of the non-audit services is compatible with maintaining Grant Thornton LLP’s independence from the Company.

4.                Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company that, and the Board of Directors has approved, the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

Bernard Whitney, Chairman
James T. Richardson
Brian J. Grossi
William J. Miller

Audit and Non-Audit Fees

The following table presents fees billed, individually and collectively, for professional audit services rendered by Grant Thornton LLP (“GT”) and for KPMG LLP (“KPMG”) for the audit of the Company’s annual consolidated financial statements and for other services rendered by those firms for the year ended December 31, 2005, compared to the fees billed for professional audit and related service provided by KPMG for the year ended December 31, 2004.

	Fiscal 2005 GT Fees	Fiscal 2005 KPMG Fees	Total Fiscal 2005	Total Fiscal 2004
Audit Fees(1)	$1,200,000	$159,000	$1,359,000	$1,280,000
Audit-Related Fees(2)	$0	$6,000	$6,000	$15,000
Tax Fees(3)	$2,000	$63,000	$65,000	$60,000
All Other Fees(4)	$0	$0	$0	$0
Total Fees	$1,202,000	$228,000	$1,430,000	$1,355,000

(1)          Audit Fees consist of fees for professional services rendered for the audit of the Company’s fiscal 2005 and fiscal 2004 consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP and KPMG LLP in connection with regulatory filings. The KPMG audit fees principally include two quarterly reviews and its consent to G&A reclassification work. The GT audit fees include the estimated audit fees for the year-end 2005 audit and the Q3 2005 review. For 2005, Audit Fees also included work on the restatement of prior financial statements and compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)          Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees,” such as audits of employee benefit plans. The KPMG audit-related fees covered their review of and consent to a registration statement on Form S-8.

(3)          Tax Fees consist of fees billed for professional services rendered for tax compliance, including preparation of federal, state and international tax returns. The KPMG tax fees related to the preparation and review of tax returns and related consulting. The GT tax fees related to consulting and tax return related items.

(4)          All Other Fees consist of fees for products and services other than the services reported above. There were no such fees incurred in fiscal 2005 and fiscal 2004.

The Audit Committee pre-approves the Audit, Audit-Related, Tax and All Other services performed by the independent registered public accounting firm. In October 2003, the Audit Committee adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, the term of such pre-approval is generally twelve months from the date of pre-approval. Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm and the specific services included within such pre-approvals are established annually by the Audit Committee and are reviewed as the Audit Committee deems appropriate. Any proposed services exceeding these levels or amounts or of a different type will require specific pre-approval. No services provided by the independent auditors under the categories of “Audit Fees”, “Audit-Related Fees”, and “Tax Fees” were approved pursuant to the de minimus exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

As set forth in the Report of the Audit Committee of the Board of Directors, the Audit Committee has considered and determined that the provision of audit-related services and tax services described above was compatible with maintaining Grant Thornton LLP’s independence.

MANAGEMENT

Executive Officers

The following table contains certain information regarding our executive officers as of April 1, 2006:

Name	Age	Position
Bruce Davis	53	Chief Executive Officer and Chairman of the Board of Directors
Robert Eckel	47	President, Government Programs
Michael McConnell	55	Chief Financial Officer and Treasurer
Robert Chamness	53	Chief Legal Officer and Secretary
J. Scott Carr	43	Executive Vice President
Reed Stager	45	Executive Vice President

Information concerning Mr. Davis is set forth under “Election of Directors” in this Proxy Statement.

Robert Eckel joined the Company on April 15, 2005 as the President of Government Programs for Digimarc Corporation. Prior to joining us, he served as Vice President and General Manager, Air Traffic Management Systems, for Raytheon Company in Marlboro, Massachusetts, from 1999 to 2005. In this capacity he was responsible for the business performance and operations for a portfolio of domestic and international programs as well as developing and maintaining strong customer relationships and business partnerships with commercial customers and the Department of Defense. Prior to this position at Raytheon he held increasing levels of responsibility including Program Director roles for production missile and advanced system development programs from 1995 to 1999, and from 1990 to 1995 he held various levels of technical management in the development of advanced electronic and optical systems. From 1980 to 1990, he served in key managerial and technical leadership capacities in developing electronic systems and large-scale integrated circuits at Hughes Aircraft Company in Canoga Park, California. He holds five patents in electronic and optical systems, and is published in the fields of infrared system development and management. Mr. Eckel holds a B.S.E.E. from the University of Connecticut and an M.S.E.E. from the University of California, Los Angeles.

Michael E. McConnell has served as our Chief Financial Officer and Treasurer since June 2004. Prior to joining Digimarc, from January 2001 until June 2004, Mr. McConnell was senior vice president, chief financial officer and treasurer at WatchGuard Technologies, a public internet security company. He also held other various senior management positions during his tenure at WatchGuard, including chief financial officer and treasurer from October 2000 to June 2004 and vice president of finance from May 1999 to October 2000. From 1979 to May 1999, he served as chief financial officer of several technology companies, both public and private. Mr. McConnell served at Deloitte & Touche, an international auditing and accounting firm from 1973 to 1979. Mr. McConnell is a CPA and holds a B.A. from California Polytechnic State University, San Luis Obispo.

Robert P. Chamness has served as our Chief Legal Officer and Secretary since May of 2003. He joined the Company as Vice President and General Counsel in January 2002 and was appointed Secretary in February 2002, Vice President of Human Resources in October 2002, Chief Legal Officer in May 2003, and Executive Vice President in December of 2005. Prior to joining Digimarc, from 1995 to 2000, Mr. Chamness was president, chief operating officer and a director of Concentrex Incorporated (previously CFI ProServices, Inc.), a publicly-traded Portland, Oregon based software and services company, where he also served as executive vice president, general counsel, and a director from 1993 to 1995. While at Concentrex, Mr. Chamness was responsible for managing and integrating the operations at 12 locations nationwide, leading the acquisition and integration of more than a dozen companies, and building the executive team. Concentrex was acquired by the John Harland Company in August 2000, and after completing transition responsibilities in December 2000, Mr. Chamness retired. Prior to that, Mr. Chamness practiced law in San Francisco, Washington, D.C., and Indianapolis from 1978 to 1993. A nationally recognized expert in financial services, Mr. Chamness chaired the Consumer Financial Services Committee of the American Bar Association’s Business Law Section, served as president of the American College of Consumer Financial Services Lawyers, and received the American Bankers Association Distinguished Service Award. Mr. Chamness holds an A.B. cum laude from Wabash College and a J.D. magna cum laude from the Indiana University School of Law.

J. Scott Carr has served as an Executive Vice President of the Company since August 2005. He served as President of Digimarc Watermarking Solutions, an operating division of the Company, from May 2003 to August 2005. From January to May 2003, he served as Vice President and General Manager, Financial Systems, a financial services business unit of Digimarc. During 2002, Mr. Carr served as Vice President and General Manager of our government and bank programs unit. Prior to that, he served as Vice President and General Manager of our secure documents unit from June 1999, as Vice President of Marketing and Business Development from January 1998 to May 1999, and as Director of Business Development from May 1996 to December 1997. Prior to joining us, Mr. Carr served as vice president of marketing at nCUBE Corporation, a manufacturer of video servers, from July 1995 to May 1996. Prior to that, Mr. Carr worked as a staff architect at Sequent Computer Systems, Inc., a computer equipment manufacturer, from August 1992 to July 1995. Mr. Carr received his B.S. in computer science from Oregon State University and an executive MBA from Stanford University.

Reed Stager has served as an Executive Vice President of the Company since August 2005. He served as our Vice President of Corporate Licensing, Marketing & Public Policy from May 2003 to August 2005. Prior to that, he served as our Vice President of Global Licensing from October 2001 until May 2003, and as our Vice President of Media Commerce from May 2000 to October 2001. Prior to joining Digimarc, Mr. Stager was vice president of marketing and business development for the PVCS Division of MERANT, Inc., where he served from April 1997 to May 2000. From April 1993 through March 1997, Mr. Stager was general manager of In Focus Systems Services businesses and director of worldwide marketing at In Focus Systems. Prior to that, Mr. Stager held management positions at Tektronix and Mentor Graphics. Mr. Stager has over 20 years experience in high technology marketing, business development, strategic planning, services and operations. Mr. Stager holds an M.B.A. from Portland State University and a B.S. in business from Lewis and Clark College.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table contains information in summary form concerning the compensation paid to our chief executive officer, our five next most highly compensated executive officers whose total salary and bonus exceeded $100,000 during the year ended December 31, 2005, and the former President and COO of the Company, who would have been one of the four next most highly compensated officers but for the fact that he was not serving as an executive officer at the end of the fiscal year (each, a “Named Executive Officer”):

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)	Value of Restricted Stock Granted ($)(5)	All Other Compensation ($)(6)
Bruce Davis	2005	410,000	120,000	0	25,000	870,000	0
Chief Executive Officer and	2004	402,000	0	0	110,000	0	0
Chairman of the Board of	2003	359,250	112,989	0	0	0	0
Directors
Bob Eckel(1)	2005	270,000	75,000	0	250,000	0	50,000
President, Gov. Programs
Michael McConnell(2)	2005	260,000	70,000	0	10,000	352,500	0
Chief Financial Officer &	2004	145,833	73,000	0	200,000	0	34,276
Treasurer
Robert Chamness	2005	250,000	60,000	0	10,000	352,500	0
Chief Legal Officer & Secretary	2004	240,000	60,000	0	30,000	0	0
	2003	217,500	28,500	0	0	0	0
Scott Carr(3)	2005	243,000	62,500	0	31,000	225,000	74,189
Executive Vice President	2004	220,993	35,000	0	30,000	0	0
	2003	206,900	32,500	0	0	0	0
Reed Stager	2005	241,000	63,500	0	6,000	225,000	0
Executive Vice President	2004	232,000	75,000	0	30,000	0	0
	2003	214,750	30,000	0	0	0	0
Paul Gifford(4)	2005	327,000	0	0	8,000	0	0
Formerly, President and Chief	2004	327,000	0	0	65,000	0	0
Operating Officer	2003	291,750	81,175	0	0	0	0

(1)          Mr. Eckel joined the Company as an executive officer effective April 15, 2005. His initial annual base salary was $270,000 with an annual bonus potential of $120,000. In 2005, Mr. Eckel’s prorated salary was $193,153 and his prorated bonus was $75,000. Mr. Eckel also received certain hiring-related compensation totaling $50,000 in 2005.

(2)          Mr. McConnell joined the Company as an executive officer effective June 1, 2004. His initial annual base salary was $250,000 with an annual bonus potential of $125,000. Mr. McConnell also received certain hiring and relocation-related expense reimbursements totaling $34,276 in 2004. In 2004, Mr. McConnell’s prorated salary was $145,833 and his prorated bonus was $73,000.

(3)          Mr. Carr received relocation expense reimbursements totaling $74,189 during the year, related to his relocation from the Beaverton, Oregon office to the Burlington, Massachusetts office. In addition, as part of that relocation package, the Company purchased Mr. Carr’s Oregon residence for its fair market value, determined as the average valuation established by three independent appraisals. The Company has since sold the residence in an open market transaction, with closing scheduled on or about March 30, 2006.

(4)          Mr. Gifford resigned as an executive officer of the Company on April 11, 2005. He continued as a non-executive officer of the Company through December 31, 2005, with compensation continuing at the rate of his prior base salary. Under the terms of the Company’s 1999 Stock Incentive Plan, as amended and restated, he will have 90 days from his separation date in which to exercise vested options, after which any unvested and unexercised options will be automatically cancelled.

(5)          This column represents the dollar value of the grants of restricted stock as of the date granted to the following Named Executive Officers:  Mr. Davis—116,000 shares; Mr. McConnell—47,000 shares; Mr. Chamness—47,000 shares; Mr. Carr—30,000 shares; and Mr. Stager—30,000 shares.  One-quarter of the restricted shares granted to these executive officers vest each December 31 beginning on December 31, 2005. The fair market value on the date of the grant was based on a price of $7.50 at market close on March 1, 2005. At the end of fiscal 2005, the aggregate share amount and dollar value based on the closing price of $5.90 on December 31, 2005 of the restricted stock held by the named executive officers was:

Name	Number of Shares of Common Stock Granted	Held	Value
Bruce Davis	116,000	87,000	$513,300
Michael McConnell	47,000	35,250	$207,975
Robert Chamness	47,000	35,250	$207,975
Reed Stager	30,000	22,500	$132,750
Scott Carr	30,000	22,500	$132,750

There are no current plans to pay dividends on this stock.

(6)          In accordance with the rules of the Securities and Exchange Commission, the compensation described in this table does not include certain perquisites and other personal benefits, securities or properties received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of any such officer’s total salary and bonus disclosed in this table. Officers are eligible to participate in benefit and other programs offered to employees (such as 401(k) matches, the ability to participate in the employee stock purchase plan, and the receipt of reimbursement for relocation expenses) and receive reimbursement for certain home office expenses.

Employment Arrangements

In July 1999, we adopted a policy regarding the vesting of stock options, including prior grants, for all existing officers at such date. This policy was amended in January 2000 to include all our then current and future officers. In accordance with this policy, all shares subject to their options that have not vested will immediately vest if the following two conditions are met:

•       we merge with another company and there is a change of control of the Company or we sell substantially all of our assets to another company; and

•       any officer’s employment is terminated, or constructively terminated, within twelve months thereafter.

On February 23, 2005, the Compensation Committee of the Board of Directors approved the form of the restricted stock agreement to be used in connection with restricted stock awards to be granted to officers of the Company under the terms of the Company’s 1999 Stock Incentive Plan, as amended and restated on April 17, 2003 (the “1999 Stock Incentive Plan”). The restricted stock agreement provides, among other things, that the shares will vest in full upon the termination of the officer’s employment without cause or the officer’s resignation for good reason following a change in control of the Company. Notwithstanding the foregoing, the plan administrator has discretionary authority, among other things, to determine the terms and conditions of any award granted under the 1999 Stock Incentive Plan.

To create alignment with shareholders, effective for 2006, the Compensation Committee of the Board of Directors implemented a performance vesting share program and, on January 3, 2006, approved the form of a performance vesting share agreement to be used in connection with performance share vesting awards to be granted to officers of the Company under the terms of the Company’s 1999 Stock Incentive Plan. The performance share vesting agreement provides, among other things, that the shares will fully vest, subject to the terms of the agreement, if the closing price of the Company’s common stock is at least $15 for more than 30 consecutive calendar days during the period that begins on the grant date and ends on the third anniversary of the grant date. Assuming that all conditions are satisfied, the shares shall vest and no longer be subject to forfeiture as of the date on which the performance condition is satisfied. Subject to certain exceptions, all rights to performance vesting shares are contingent on the executive remaining continuously employed by the Company, or any parent or subsidiary of the Company, from the grant date through the release date.

Other than the agreement with Bruce Davis referenced below, there are no employment contracts between Named Executive Officers and the Company.

Pursuant to an employment agreement, effective as of July 16, 2001, the Board of Directors and Bruce Davis memorialized Mr. Davis’s employment with the Company as its full-time Chief Executive Officer. Under the initial compensation terms of that agreement, Mr. Davis was to be paid a salary of not less than $300,000 per year and an annual performance bonus of up to 50% of Mr. Davis’s salary per year. Consistent with its charter, the Compensation Committee annually reviews and determines the compensation of the Chief Executive Officer and other executive officers. The Compensation Committee is not restricted from setting his base and bonus amounts at a higher level than as provided in his employment agreement. Since the date of the employment agreement, the Company’s compensation arrangement with Mr. Davis has evolved and, over time, the Compensation Committee has determined to increase the amount of base compensation and the percentage amount of Mr. Davis’s target bonus. The Compensation Committee determined in 2005 to set the base and annual performance bonus for Mr. Davis in amounts higher than those set forth in his employment agreement, as noted above in the Summary Compensation Table. See the report of the Compensation Committee for additional detail.

Mr.  Davis also will receive vacation and other benefits as are generally provided to other executives of the Company. Digimarc will grant additional stock options to Mr. Davis consistent with general market practices for similarly situated executives. The employment agreement provides that as long as Mr. Davis serves as our Chief Executive Officer, it is the intention of the Company that he will be nominated to serve as a director and as chairman of the Board of Directors of the Company. The employment agreement provides for an initial term from July 16, 2001 to December 31, 2002, automatically renewing for successive two-year periods unless terminated by written notice received at least one year prior to any scheduled termination. If Digimarc terminates Mr. Davis’s employment without cause or if Mr. Davis terminates his employment due to an adverse change in conditions of his employment, Mr. Davis’s stock options will immediately and fully vest and Digimarc will be obligated to continue to pay Mr. Davis his salary and bonus and to provide continued benefits for Mr. Davis and his dependents for two years from the date of termination. In addition, in consideration for the provisions in the employment agreement providing for the post-termination payments described above, Mr. Davis has agreed to certain non-competition and non-solicitation obligations to the Company.

We also have confidentiality, non-competition, non-disclosure and inventions agreements with employees and members of senior management, including the Named Executives Officers. These agreements provide: (i) that the employee will not reveal any of our confidential information to any person, business entity or other organization without authorization from us; (ii) that the employee may not compete with us during the term of his or her employment and for a period of up to one year following termination of employment for cause, the employee’s resignation or voluntary termination of employment by the employee; and (iii) that all ideas, designs, works and inventions made by the employee in the course of his or her employment with us are our exclusive property.

Stock Option Grants in the Last Fiscal Year

The following table sets forth certain information with respect to stock options granted during the year ended December 31, 2005 to each of the Named Executive Officers. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the options (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually.

Stock Option Grants In Last Fiscal Year

	Individual Grants				Potential Realizable
	Number of				Value at Assumed
	Shares of	Percent of			Annual
	Common stock	Total Options			Rates of Stock Price
	Underlying	Granted to	Exercise		Appreciation for
	Options	Employees	Price	Expiration	Option Term($)(5)
Name	Granted(1)	in 2005 (%)(2)	($/Share)(3)	Date(4)	5%	10%
Bruce Davis	25,000	1.99	9.07	1/5/15	142,602	361,381
Robert Eckel	250,000	19.88	6.00	4/15/15	943,342	2,390,614
Michael McConnell	10,000	.80	9.07	1/5/15	57,041	144,552
Robert Chamness	10,000	.80	9.07	1/5/15	57,041	144,552
Reed Stager	6,000	.48	9.07	1/5/15	34,224	86,731
Scott Carr	6,000	.48	9.07	1/5/15	34,224	86,731
Scott Carr	25,000	1.99	6.44	8/1/15	101,252	256,593
Paul Gifford(6)	8,000	.64	9.07	1/5/15	45,633	115,642

(1)          The annual refresh grant of options for each of the Named Executive Officers vests on a daily basis of 1/1460 per day over a four year period. The new hire grant to Mr. Eckel vests 25% on the first anniversary of the grant and then at a rate of 1/1460 per day over the remainder of the four year period.  The Company provided the 2006 refresh grant of options to purchase common stock to Mr. Davis, Mr. Eckel, Mr. McConnell, Mr. Chamness, Mr. Carr and Mr. Stager on January 3, 2006, which is not reflected in this table.

(2)           Based upon an aggregate of 1,257,850 options granted to employees and consultants, including the Named Executive Officers, in fiscal 2005.

(3)          Options were granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market on the date of grant.

(4)          Options may terminate before their expiration dates if the option holder’s status as an employee is terminated or upon the option holder’s death or disability.

(5)          The potential realizable value is net of exercise price before taxes and calculated assuming that the fair market value of the Company’s common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option (10 years) and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(6)          Mr. Gifford separated from Digimarc as of December 31, 2005. Under the terms of the Company’s 1999 Stock Incentive Plan, he will have 90 days from that date in which to exercise vested options, after which any unvested and unexercised options will be automatically cancelled.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

The following table provides summary information, as to the Named Executive Officers, concerning stock options exercised during 2005 and the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2005.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Bruce Davis.	0	0	1,078,550	6,294	0	0
Robert Eckel	0	0	0	250,000	0	0
Michael McConnell	0	0	210,000	0	0	0
Robert Chamness.	0	0	168,000	0	0	0
Reed Stager	0	0	307,603	2,397	0	0
Scott Carr.	0	0	318,042	23,958	$350,000	0
Paul Gifford(3)	0	0	570,003	2,997	0	0

(1)          The value realized upon the exercise of the stock options is equal to the fair market value of the purchased shares on the option exercise date less the exercise price paid.

(2)          The value of unexercised “in-the-money” options is calculated based on the closing price of our common stock on The Nasdaq National Market on December 31, 2005, which was $5.90 per share. Amounts reflected are based on the aggregate assumed value minus the aggregate exercise price for each optionee’s options and do not necessarily indicate that the optionee sold such shares.

(3)          Mr. Gifford separated from Digimarc as of December 31, 2005. Under the terms of the Company’s 1999 Stock Incentive Plan, he will have 90 days from that date in which to exercise vested options, after which any unvested and unexercised options will be automatically cancelled.

Acceleration of Certain Options

Effective January 1, 2006, the Company adopted Financial Accounting Standards Board issued Statement No. 123R “Share Based Payment” (FAS 123R), which requires all share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant, and to be expensed over the applicable vesting period. Pro forma disclosure of the income statement effects of share-based payments is no longer an alternative. FAS 123(R) is effective for all of the Company’s stock-based awards vesting on or after January 1, 2006.

On December 15, 2005, the Board of Directors of the Company, with the advice and consent of the Audit, Compensation and Corporate Governance Committees, approved the acceleration of vesting of the Company’s outstanding stock options with option exercise prices equal to or greater than $9.00 that would not have otherwise vested in full by December 31, 2005, in accordance with their terms. Accelerating the vesting of the Company’s options prior to the time at which the Company adopted FAS 123R accelerated the recognition of any remaining expense associated with these options, but the Company is only required to report the recognition of the remaining expenses associated with these options in the footnotes to the Company’s financial statements. The $9.00 price was selected because it was materially higher than the price at which the Company’s common stock had traded during the period prior to the acceleration. The price of the Company’s common stock at the close of the market on December 15, 2005, was $6.03, and thus the $9.00 floor for the options to be accelerated constituted approximately a 50% premium over the then market price.

The acceleration applied to all options outstanding under the Company’s 1999 Stock Incentive Plan and 2000 Non-Officer Employee Stock Incentive Plan that would not have otherwise vested in full by December 31, 2005 in accordance with their terms. The effective date of the vesting acceleration was December 31, 2005. Options to purchase 422,248 shares of the Company’s common stock, or 5.76% of the total number of options of the Company outstanding as of December 31, 2005 with remaining vesting schedules, were subject to the acceleration. The calculated value of these options for purposes of the required disclosure in the footnotes to the Company’s financial statements was approximately $1,370,000. The Company reported this value in its financial statement footnotes for the period ended December 31, 2005. Of these 422,248 options, approximately 121,000 options are held by the Company’s Named Executive Officers.  No options held by any directors of the Company, including its chairman and chief executive officer, were accelerated. The Named Executive Officers hold the following number of options subject to such acceleration:  Mr. McConnell—120,726 options; Mr. Chamness—82 options; Mr. Stager—82 options; and Mr. Carr—82 options.

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

We have a Compensation Committee of the Board of Directors (the “Compensation Committee”) which has the authority and responsibility to approve the overall compensation strategy, review, establish and approve executive compensation, administer the annual and long-term compensation plans, and review and make recommendations to the Board of Directors with respect to Board compensation. The Compensation Committee is comprised of outside, independent, non-employee members of the Board of Directors.

More specifically, the Compensation Committee is authorized to establish and maintain compensation guidelines for salaries and merit pay increases throughout the Company, and to review and determine at least annually the compensation for the Chief Executive Officer and other executive officers of the Company. The Compensation Committee also makes specific recommendations to the Board of Directors concerning the compensation of the members of the Board and its committees. The Compensation Committee also administers our 1995 Stock Incentive Plan, as amended (the “1995 Stock Incentive Plan”), our Restated 1999 Stock Incentive Plan, as amended and restated, and our 1999 Employee Stock Purchase Plan, as amended and restated (the “1999 Employee Stock Purchase Plan”). Under these plans, the Compensation Committee awards option to directors, executive officers, managers, and employees on an annual basis and restricted stock to executive officers.

General Compensation Policy

The Compensation Committee’s overall policy is to offer our executive officers competitive compensation opportunities. The Compensation Committee utilizes competitive data and summaries provided by an outside consultant that works directly with the Compensation Committee to develop compensation recommendations competitive with other companies in the software and broad high technology industry. The Compensation Committee’s objectives are to:

•       provide competitive compensation opportunities that attract and retain top executives;

•       inspire the executive team to achieve superior performance, in order to deliver results above the Company’s plan and those of its peers;

•       create a performance-oriented environment with variable compensation based upon the achievement of annual and longer-term business results;

•       create a direct, meaningful link between the financial performance and strategic objectives and the Company’s performance relative to peer companies on one hand, and individual executive performance and rewards on the other; and

•       continue to align the interests of executives and stockholders through the use of long-term incentives, while effectively managing dilution.

Factors

The primary factors considered in establishing the components of each executive officer’s compensation package for the year ended December 31, 2005 are summarized below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary.   The base salary for each officer is set on the basis of personal performance, the salary levels in effect for comparable positions with other companies in the industry, and internal comparability considerations. Base salary ranges are generally set at a nominal 50th percentile; with the opportunity for high-performers and incumbents occupying critical positions to have their actual base salary between the 50th and 75th percentile based on management justification and Board approval. The market is defined as business and labor market competitors of similar size and complexity in the software and broad high technology industry. On average, executive officer base salaries are slightly above the 50th percentile of Digimarc’s peer companies.

Annual Incentive Compensation.   For the year ended December 31, 2005, specific financial and organizational objectives and individual and collective objectives were established as the basis for the incentive bonuses to be paid to the executive officers of the Company. Under the supervision of the Compensation Committee, the Company has established an incentive program for executive and corporate officers pursuant to which cash bonuses are payable to such executives. These executives are responsible for establishing strategic direction or are responsible for major functional or operating units and have an impact on bottom-line results. The Company has tied executive compensation to the achievement of a combination of individual and Company goals, putting a substantial portion of executive compensation at risk. For 2005, the performance measures were based on the achievement of the Company’s revenue growth and other specific financial and operational objectives for executive participants. Each element of the performance expectations, and the target incentive amounts, are established at the start of the year for each executive, stated as a dollar amount, and adjusted from time to time if warranted by changes in external circumstances. Final payout is calculated based upon the results attained relative to the preset performance targets and individual performance relative to predetermined objectives. If performance is below the threshold amount established, the payout is reduced accordingly. If the targeted results and Company goals are attained, the target incentive amounts are payable.

During 2005, the executives received reductions in the targeted amounts of their bonus based on the Company’s overall revenue growth and other specific financial and objectives.  The Compensation Committee authorized the Company to disburse during 2006 approximately $451,000 of an amount that was accrued during 2005 for payment of 2005 incentive compensation to six executive officers, based on their achievement of individual and business unit objectives and completion and filing of applicable securities filings for 2005. The amounts shown on the Summary Compensation Table in this Proxy Statement reflect the amounts that were accrued in 2005 but paid in 2006.

Long-Term Stock-Based Incentive Compensation.   Generally, the Compensation Committee awards stock options, restricted stock and performance vesting shares to each of our executive officers following their initial hiring and from time to time thereafter. The option, restricted stock and performance vesting share grants are designed to align the interests of the executive officer with those of the stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.

Generally, the size of the option, restricted stock and performance vesting share grant made to each executive officer is set at a level which the Compensation Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, but the Compensation Committee also takes into account comparable awards to individuals in similar positions in the industry, as reflected in external surveys, the individual’s potential for future responsibility and promotion, the individual’s performance in recent periods and the number of unvested options held by the individual at the time of the grant. The relative weight given to each of these factors will vary from individual to individual in the Compensation Committee’s discretion.

Stock Options.   Mr. Davis, Mr. McConnell, Mr. Chamness, Mr. Carr, and Mr. Stager received stock option grants that were effective January 6, 2005. Each grant allows the executive officer to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Such options generally become exercisable in installments over a four-year period, contingent upon the executive officer’s continued employment with the Company, although these options vested over a six-month period. Accordingly, the option will provide a return to the executive officer only if he remains in the Company’s employ, and then only if the market price of the Company’s common stock appreciates over the option term. Mr. Gifford’s departed from the Company effective December 31, 2005, and all of his options that remained unexercised 90 days thereafter were terminated and returned pursuant to the terms of the 1999 Stock Incentive Plan.

Mr. Eckel received an initial hire grant of options for 250,000 shares, one-quarter of which will have vested on April 15, 2006, and the remainder vesting on a daily basis over the balance of the four-year period, contingent upon the Mr. Eckel’s continued employment with the Company. Accordingly, the options will provide a return to Mr. Eckel only if he remains in the Company’s employ, and then only if the market price of the Company’s common stock appreciates over the option term.

Restricted Stock.   On February 23, 2005, the Compensation Committee approved the form of the restricted stock agreement to be used in connection with restricted stock awards to be granted to officers of the Company under the terms of the Company’s 1999 Stock Incentive Plan. The agreement provides, among other things, that the shares will vest in full upon the termination of the officer’s employment without cause or the officer’s resignation for good reason following a change in control as defined in the agreement. Notwithstanding the foregoing, the plan administrator has discretionary authority, among other things, to determine the terms and conditions of any award granted under the Plan. A copy of the agreement was previously filed by the Company with the Securities and Exchange Commission (“SEC”) as an exhibit to the Company’s Form 8-K filed on March 1, 2005.

Mr. Davis, Mr. McConnell, Mr. Chamness, Mr. Carr, and Mr. Stager also received restricted stock grants in 2005. Each grant allows the executive officer to acquire shares of the Company’s common stock at a no cost immediately at the time of the grant, subject to divestiture over a specified period of time (in this instance, 4 years). One-quarter of the restricted shares granted to these executive officers will vest each December 31 beginning on December 31, 2005, at which time such shares are no longer subject to divestiture. Except for certain circumstance in which the vesting accelerates, because the shares are subject to divestiture, the shares will provide a return to the executive officer only if he remains in the Company’s employ for the shares to fully vest. Moreover, the return to the executive officer increases if the market price of the Company’s common stock appreciates over time.

Performance Vesting Shares.   No performance vesting shares were granted in 2005, but performance vesting shares were granted to executives in 2006 and will continue to be part of the Company’s long-term incentive strategy going forward.

Stock Option Burn Rate.   The Company, with the oversight and approval of the Compensation Committee, provides stock option grants: (1) initially to all new employees of the Company, consistent with typical grants provided to similarly situated employees by similarly situated companies, (2) annually to members of the Board of Directors, (3) annually to executive and non-executive officers of the Company and its wholly-owned subsidiary, and (4) annually to employees who have met or exceeded certain performance and contribution criteria. The Compensation Committee periodically reviews both the gross and the net burn rate, compared to both our peer group and broader industry practices as published by certain of the shareholder advisory organizations. The committee endeavors to assure that the net burn rate approximates the budgeted issuances authorized for the year in conformity with our peer group and broader industry averages, and to assure that the annual and the three-year average gross burn rate are within the recommended range of selected outside shareholder advisory groups.

Starting in 2004, the Compensation Committee determined to reduce the Company’s net stock option burn rate in a manner consistent with the burn rate of other companies in the software and broad high technology industry, establishing a burn rate target not to exceed 5% in 2004 and 4% thereafter.

For purposes of determining the net stock option burn rate, the Company determines the sum of all options plus shares granted during the course of the year, subtracts the options and shares that are cancelled and returned to the plan, and divides the balance (the net options issued) by the shares outstanding at the end of the year. The gross burn rate is determined by taking the sum of all options plus shares granted during the course of the year and dividing that amount by the shares outstanding at the end of the year. During 2005, the net options issued totaled 826,483, and the gross options issued totaled 1,527,850. There were approximately 20,820,000 shares outstanding at December 31, 2005, resulting in a net burn rate of 3.97%, compared to a targeted cap of 4%, and a gross burn rate of 7.34%. Our gross burn rate approximates the market average of comparable companies as published by some of the outside shareholder organizations.

In April of 2005, there was one extraordinary grant of options for 250,000 shares in connection with the hiring of Robert Eckel as President of Government Programs. If that extraordinary grant were removed from the equation, the 2005 gross burn rate would have been 6.14% and the net burn rate for 2005 would have been 2.77%.

Peer Companies.   For purposes of determining the performance, stock option burn rate, and compensation of peer companies during 2005, the Compensation Committee considered information from the Company and the following 21 companies: Activcard, NIC, Viisage, Fargo, Identix, LaserCard, Macrovision, Dolby, DTS, Entrust, LookSmart, Micromuse, Net2phone, NetiQ, Openwave, RSA Security, Safenet, SCM Microsystems, Watchguard, Websense and Vasco in 2005.

For purposes of determining the performance, stock option burn rate, and compensation of peer companies in 2006, the Compensation Committee will consider information from the Company and the following nine companies: Activcard, NIC, Viisage, Fargo, Identix, LaserCard, Macrovision, Dolby and DTS. For purposes of an ROE calculation only, we will assume a 25% weighting for Macrovision, Dolby and DTS, and all others are weighted 75%.

Employee Stock Purchase Plan.   The Compensation Committee delayed purchases under the 1999 Employee Stock Purchase Plan that would have occurred on November 30, 2004 until May 31, 2005 because the Company’s untimely filing of its third quarter Form 10-Q and 2004 Form 10-K caused the registration statements on Form S-8 on file with the Securities and Exchange Commission for the 1999 Employee Stock Purchase Plan to not reflect current information. As a result of the delay, participants were provided with the opportunity to withdraw all of the accumulated payroll deductions credited to their account under the Employee Stock Purchase Plan and/or terminate future payroll deductions.

CEO Compensation

Effective July 16, 2001, the Company and Bruce Davis entered into an employment agreement. Consistent with its charter, the Compensation Committee annually reviews and determines the compensation of the Chief Executive Officer (and other executive officers). The Compensation Committee is not restricted from setting the base and bonus amounts for the Chief Executive Officer at levels higher than those set forth in Mr. Davis’s employment agreement. Since the date of the employment agreement, the Company’s compensation arrangement with Mr. Davis has evolved and, over time, the Compensation Committee has determined to increase the amount of base compensation and the percentage amount of Mr. Davis’s target bonus. The Compensation Committee determined in 2005 to set the base and annual performance bonus targets for Mr. Davis in amounts higher than the amounts set forth in his employment agreement.

The Compensation Committee utilized the services of an outside consulting firm that reported directly to the committee to assist them in determining Mr. Davis’s compensation for 2005. The consulting firm performed an analysis and made recommendations with respect to Mr. Davis’s base salary and bonus target amount for 2005, as well as the appropriate number of stock options and other equity awards to be considered for granting to Mr. Davis. After analysis of these recommendations and other information, the Compensation Committee set Mr. Davis’ base salary, bonus targets and stock option grants and other equity awards above the median range for the industry when compared with those of executives holding similar positions with other companies in the software and broad high technology industries that are similar to Digimarc.

The Compensation Committee established the Chief Executive Officer’s 2005 salary and target bonus levels in December 2004 and reviewed and reevaluated his compensation quarterly. Consistent with the annual compensation analysis described above, the Compensation Committee increased the 2005 base salary of Mr. Davis by $8,000 to $410,000, effective January 1, 2005, and set his target bonus percentage at 75% of his base salary, or $308,000. The portion of the target bonus earned was to be based primarily on the achievement of corporate revenue and the accomplishment of documented objectives.

For 2005, the Compensation Committee authorized a bonus payment of $120,000 to Mr. Davis based on its assessment of corporate results and the achievement of designated objectives. This bonus was provided, in principal part, to recognize Mr. Davis’ contributions in improving internal controls and achieving compliance with Sarbanes-Oxley, eliminating the role of the President and Chief Operating Officer and assuming direct operating control over the Company, terminating a number of executives and senior managers, rebuilding a strong management team, materially improving cash flow, and implementing a strategic management process. The bonus paid was less than 50% of the target, tempered by the committee’s assessment of overall corporate financial performance.

As part of Mr. Davis’s compensation package for 2005, the Compensation Committee granted Mr. Davis (1) options to purchase up to 25,000 shares of common stock, and (2) an award of 116,000 shares of time restricted stock. The Compensation Committee based its determination on the report and recommendations of its outside compensation consulting firm regarding the comparable dollar value of option grants for chief executive officers in peer companies with similar economic performance to that of the Company.

The Compensation Committee awarded 2005 compensation to Mr. Davis based on its review and analysis of Mr. Davis’s position, responsibilities and performance as well as his anticipated responsibilities and potential contributions to growth in stockholder value. The Compensation Committee analyzed his leadership, as reflected in the Company’s performance relative to its peers, and the compensation comparables of peer companies, in reaching its conclusions.

CEO COMPENSATION TALLY SHEET

Component	Amount Earned/Granted	Description
Base Salary	$410,000	$8,000 increase from 2004
Annual Incentive	Target: $308,000 Earned: $120,000

Targeted opportunity of 75% of Base, with stretch opportunity; Discretionary payment for improved corporate performance and personal objectives satisfied, but the payment was below target based on the committee’s assessment of overall corporate financial performance

Stock Options	Number granted: 25,000 Exercise price: $9.07 Vesting: Daily over 4 years Grant value: $99,532	Annual refresh grant; amount adjusted downward to account for anticipated initiation of restricted stock program
Restricted Stock	Number granted: 116,000 Price at date of grant: $7.50 Vesting: Annually over 4 years Value on grant date: $870,000	Program started in 2005; primary objective of the Compensation Committee is to assure retention
Performance Vesting Shares	Minimum: 0 Target: 0 Maximum: 0 Actual Earned: 0 Grant value: 0	Program started in 2006
Deferred compensation	$7,000	Eligible for 401(k) match like other employees
Supplemental retirement benefit	None
Executive perquisites	Less than $600	Reimbursement of high speed internet connection
Gross-ups (if any)	None

Severance associated with change in control	$856,000

In the event of a change in control, all unvested options, restricted stock and performance vesting shares accelerate. In the event that a change in control were to result in an “adverse change in employment”, all Digimarc obligations will end, except that Digimarc will continue to pay Salary and Bonus to Davis and provide continued benefits (or their equivalent) for Davis and his dependents, for two years from the date of termination.

Severance (Termination scenario “for cause’ and “not for cause”)	$856,000

If Davis’s employment is terminated by reason of his death or permanent disability, for cause, or if he voluntarily terminates his employment, all Digimarc obligations will end except for payment of any Compensation payable for services performed prior to termination and reimbursement of properly authorized business expenses. If Digimarc terminates Davis without cause or Davis terminates his employment due to an “adverse change in employment”, all Digimarc obligations will end, except that Davis’s stock options will immediately and fully vest and Digimarc will continue to pay Salary and Bonus to Davis and provide continued benefits (or their equivalent) for Davis and his dependents, for two years from the date of termination.

Post retirement package	None	The Company offers no such arrangements at this time
Estimated Total Package	$1,507,132 (pre-severance)

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation exceeding $1 million paid to certain executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance-based compensation paid to our executive officers in 2005 did not exceed the $1 million limit per executive officer.

The Compensation Committee is aware of the limitations imposed by Section 162(m), and its exemptions, and will address the issue of deductibility when and if circumstances warrant.

Submitted by the Compensation Committee of the Company’s Board of Directors:

Brian J. Grossi, Chair

Philip J. Monego, Sr.

Jim Roth

STOCK PERFORMANCE GRAPH

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following graph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such graph be incorporated by reference into any such filings, nor shall the following graph be deemed to be incorporated by reference into any future filings under the Securities Act or the Exchange Act.

The following graph compares the performance of our common stock with the performance of the Nasdaq US Index and the companies included in Standard Industrial Classification (“SIC”) Code 7373—Computer Integrated Systems Design (our peer group) for the 5-year period ended December 31, 2005. The companies included in our peer group have changed from those companies included in the stock performance graph included in our definitive proxy statement in connection with our annual meeting of the stockholders held in 2005. The change resulted from a change in companies included within such SIC Code as provided by Standard & Poor’s. The comparison assumes $100 was invested on December 31, 2000 in our common stock at the closing price of our common stock on such date and in each of the other two indices at the closing price on such date and assumes reinvestment of any dividends. The comparisons in the graph below are based on historical data and are not indicative of, nor intended to forecast, future performance of the Company’s common stock.

Comparison of Cumulative Five Year Total Return

	Indexed Data
	Dec, 31,	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31
	2001	2002	2003	2004	2005
DIGIMARC CORPORATION	$112.61	$68.73	$80.61	$56.48	$35.76
NASDAQ U.S. INDEX	$79.32	$54.84	$81.99	$89.22	$91.12
PEER GROUP	$53.44	$28.83	$46.38	$53.71	$50.73

Companies included in the peer group index of the stock performance graph are as follows:

1MAGE SOFTWARE INC	FOURTHSTAGE TECHNOLOGIES INC	PATIENT INFOSYSTEMS INC
3SI HOLDINGS INC	FIJITSU LTD ADR	PDF SOLUTIONS INC
ACE COMM CORP	FUNDTECH LTD	PEROT SYSTEMS CORP
ACS-TECH80 LTD	FUTURELINK CORP	PLANGRAPHICS INC
ALLDIN KNOWLEDGE SYS LTD	GEAC COMPUTER CORP LTD	PRACTICEXPERT INC
ALTERNATE ENERGY CORP	GUARDIAN TECHNOLOGIES INTL INC	PRESCIENT APPLIED INTELLIGEN
ANTEON INTERNATIONAL CORP	HALIFAX CORP	QUALITY SYSTEMS INC
APPLIED DIGITAL SOLUTIONS	HENRY (JACK) & ASSOCIATES	RADIANT SYSTEMS INC
ARADYME CORP	HYBRID NETWORKS INC	REDBACK NETWORKS INC
AREL COMMUNICATIONS & SFTWRE	IBSG INTERNATIONAL INC	REYNOLDS & REYNOLDS CLA
ASA INTL LTD	IDENTIX INC	ROBOCOM SYSTEMS INTL INC
ASPYRA INC	IDX SYSTEMS CORP	S1 CORP
AT ROAD INC	IMAGEWARE SYSTEMS INC	SABRE HOLDINGS CORP CLA
AUTHENTIDATE HOLDING CORP	IMERGENT INC	SAFEGUARD SCIENTIFICS INC
AWARE INC	INFOTECH USA INC	SAFLINK CORP
BALTIMORE TECH PLC ADR	INTEGRAL SYSTEMS INC MD	SEACHANGE INTERNATIONAL INC
BELL INDUSTRIES INC	INTELLIGROUP INC	SECURE TECHNOLOGIES GROUP
BRAINTECH INC	INTERMOST CORP	SECURED SERVICES INC
BREAKAWAY SOLUTIONS INC	IPIX HOLDINGS INC	SECURELOGIC CORP
BROADVISION INC	ITA HOLDINGS INC	SENTO CORP
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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding the Company’s compensation plans under which equity securities of the Company are authorized for issuance to employees or non-employees of the Company, including directors of the Company, as of December 31, 2005:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities emaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	7,262,039	$14.524	5,081,171	(1)(2)(3)
Equity compensation plans not approved by security holders(4)	106,573	$15.9498	136,756
Total	7,368,612	$14.7421	5,217,927	(1)(2)(3)

(1)          The amount includes 1,384,549 shares of common stock available for future issuance under the Company’s 1999 Employee Stock Purchase Plan and 3,696,622 shares of common stock available for future issuance under the Company’s 1999 Stock Incentive Plan.

(2)          Under the Company’s 1999 Stock Incentive Plan, the maximum aggregate number of shares of common stock which may be issued pursuant to all awards under the plan is increased by (i) any shares of common stock that are represented by awards under the Company’s 1995 Stock Incentive Plan which are forfeited, expire or are cancelled without delivery of shares of common stock or which result in the forfeiture of shares of common stock to the Company, and (ii) an annual increase to be added on the first day of the Company’s fiscal year equal to seven percent (7%) of the fully-diluted number of shares of common stock outstanding as of such date or a lesser number of shares of common stock determined by the plan administrator. Starting in 2004, the Compensation Committee of the Company’s Board of Directors determined to reduce the Company’s net stock option burn rate in a manner consistent with the burn rate of other companies in the software and broad high technology industry. Under the Company’s 1999 Employee Stock Purchase Plan, subject to adjustment upon changes in capitalization of the Company, the maximum number of shares of common stock which shall be made available for sale under the plan shall be annually increased on the first day of the Company’s fiscal year by an amount equal to the lesser of (i) 250,000 shares, (ii) one percent (1%) of the fully-diluted number of outstanding shares on such date, or (iii) a lesser number of shares determined by the plan administrator.

(3)          Shares available for issuance under the Company’s 1999 Stock Incentive Plan can be granted pursuant to stock options, stock appreciation rights, dividend equivalent rights, restricted stock, performance units and performance vesting shares. The Company’s non-employee directors received options grants under a Non-Employee Director Option Program adopted by the Board of Directors and administered under the Company’s 1999 Stock Incentive Plan. Each non-employee director received an option for 20,000 shares in initial election as director and an annual option grant for 12,000 shares, and committee members receive an additional annual option grant for 3,000 shares. All options are granted with an exercise price equal to the fair market value of our stock on the grant date. Initial option grants vest and become exercisable in 36 equal installments on each monthly anniversary of the grant date, such that the stock option will be fully exercisable three years after the grant date. Annual option grants, including annual option grants to standing committee members, are made immediately following each annual shareholder meeting and vest and become exercisable in twelve equal installments on each monthly anniversary of the grant date, such that the stock option will be fully exercisable one year after the grant date. The Board has discretion to elect not to make the automatic annual option grants.

(4)          The following is a description of the material features of the Company’s equity compensation plan that was not approved by the Company’s stockholders:

2000 Non-Officer Employee Stock Incentive Plan

The Company’s Board of Directors adopted the 2000 Non-Officer Employee Stock Incentive Plan (the “Non-Officer Plan”) in June 2000. A maximum of 275,000 shares of common stock is available for issuance under the Non-Officer Plan. The Board of Directors, or a committee designated by the Board of Directors, shall act as the plan administrator for the Non-Officer Plan. The Board of Directors may also authorize one or more officers to grant awards of non-qualified stock options under the Non-Officer Plan and may limit such authority as the Board of Directors determines from time to time. The plan administrator shall determine the provisions, terms and conditions of each award of non-qualified stock options under the Non-Officer Plan, including without limitation vesting of such options. The plan administrator also has the authority, among other things, to select employees to whom awards of non-qualified stock options under the Non-Officer Plan may be granted from time to time, to determine whether and to what extent such awards are granted, and to construe and interpret the terms of the Non-Officer Plan and awards of non-qualified stock options granted pursuant to the Non-Officer Plan. Options currently may be granted under the Non-Officer Plan to employees of the Company and any parent or subsidiary of the Company. Officers and directors may not be granted options under the Non-Officer Plan. The term of each option shall be stated in the applicable option agreement. The exercise price per share of common stock for an option shall be not less than fifty percent (50%) of the fair market value per share on the date of grant unless otherwise determined by the plan administrator. An option may include a provision whereby the participant may elect to exercise any part or all of the option prior to vesting of the option. Any unvested shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or any other restriction the plan administrator determines to be appropriate. Options are transferable in the manner and to the extent determined by the plan administrator. A participant may not exercise an option after the termination of the participant’s employment, director or consulting relationship with the Company or any parent or subsidiary of the Company, except to the extent specified in the applicable option agreement. Where the option agreement permits the exercise of the option following termination of the participant’s employment or other service relationship with the Company or any parent or subsidiary of the Company, the option shall terminate to the extent not exercised on the last day of the specified period or the last day of the term of the option, whichever occurs first. The Non-Officer Plan will continue for a term of ten years from the date of adoption unless sooner terminated. The Board of Directors may amend, suspend or terminate the Non-Officer Plan at any time without approval of the stockholders, except as required by law. However, amendment, suspension or termination of the Non-Officer Plan may not alter or impair any option previously granted under the Non-Officer Plan, unless otherwise mutually agreed in writing between an affected participant and the Company. No option may be granted during any suspension of or after termination of the Non-Officer Plan.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 1, 2006 by:

•       each person or entity known by us to own beneficially more than five percent of our common stock;

•       our chief executive officer, each of the other Named Executive Officers and each of our directors; and

•       all of our executive officers and directors as a group.

The beneficial ownership is calculated based on 21,018,994 shares of our common stock outstanding as of March 1, 2006. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting and/or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares voting and investment power with his or her spouse under applicable community property laws, with respect to all shares of capital stock listed as owned by that person. Shares issuable upon the exercise of options that are currently exercisable or become exercisable within sixty days after March 1, 2006 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares of our common stock held by any other individual. The address of each of the executive officers and directors is care of Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Mazama Capital Management, Inc.(1)	3,610,200	17.18%
One SW Columbia Street, Suite 1500
Portland, OR 97258
LeRoy C. Kopp(2)	2,134,043	10.15%
C/o Kopp Investment Advisors, LLC
7701 France Avenue South, Suite 500
Edina, MN 55435
Macrovision Corporation(3)	2,014,458	9.58%
1341 Orleans Drive
Sunnyvale, CA 94089
Koninklijke Philips Electronics N. V.(4)	1,933,879	9.20%
Eindhoven
The Netherlands
Named Executive Officers:
Bruce Davis(5)	1,341,871	6.07%
Paul Gifford(6)	573,000	2.73%
Scott Carr(7)	405,401	1.90%
Reed Stager(8)	364,430	1.73%
Michael McConnell(9)	293,794	1.38%
Robert Chamness(10)	234,908	1.11%
Robert Eckel(11)	125,182	*
Directors:
Philip Monego, Sr.(12)	418,355	1.97%
Brian J. Grossi(13)	134,237	*
Peter W. Smith(14)	87,000	*
James T. Richardson(15)	59,000	*
Jim Roth(16)	56,000	*
Bernard Whitney(17)	5,556	*
William Miller(8)	5,556	*
Lloyd Waterhouse(19)	5,000	*
All executive officers and directors as a group (15 persons)(20)	4,208,290	20.02%

*                     Less than 1%.

(1)           The stockholder has sole voting power with regard to 2,073,550 shares of common stock and sole dispositive power with regard to 3,610,200 shares of common stock. The foregoing information is based solely on the Schedule 13G/A filed on February 8, 2006 by Mazama Capital Management, Inc.

(2)           LeRoy C. Kopp controls Kopp Holding Company, LLC through Kopp Holding Company, which in turn wholly-owns Kopp Investment Advisors, LLC, an investment advisor registered under the Investment Advisers Act of 1940. Kopp Investment Advisors, LLC has sole voting power over 1,741,243 shares of common stock and sole dispositive power with regard to 1,000,000 shares of common stock and shared dispositive power with regard to 809,043 shares of common stock. Kopp Holding Company, LLC claims beneficial ownership of 1,809,043 shares of common stock. Kopp Holding Company claims beneficial ownership of 1,874,043 shares of common stock. LeRoy C. Kopp has sole voting and dispositive power with regard to 325,000 shares of common stock and claims beneficial ownership of 2,134,043 shares of common stock. 1,834,043 of the 2,134,043 shares listed above as beneficially owned by LeRoy C. Kopp are held in a fiduciary or representative capacity. The foregoing information is based solely on the Schedule 13G/A filed on January 19, 2006 by Kopp Investment Advisors, LLC, Kopp Holding Company, LLC, and LeRoy C. Kopp.

(3)           The foregoing information is based solely on the Schedule 13D/A filed on November 13, 2000 by Macrovision Corporation.

(4)           The foregoing information is based solely on the records at the transfer agent involving the purchase of shares by Koninklijke Philips Electronics N.V.

(5)           Includes options for 1,097,666 shares of common stock exercisable within 60 days of March 1, 2006 and 18,950 shares of common stock held in trust for minor children.

(6)           Includes options for 573,000 shares of common stock exercisable within 60 days of March 1, 2006.

(7)           Includes options for 325,282 shares of common stock exercisable within 60 days of March 1, 2006.

(8)           Includes options for 313,338 shares of common stock exercisable within 60 days of March 1, 2006.

(9)           Includes options for 215,294 shares of common stock exercisable within 60 days of March 1, 2006.

(10)     Includes options for 172,073 shares of common stock exercisable within 60 days of March 1, 2006

(11)     Includes options for 75,182 shares of common stock exercisable within 60 days of March 1, 2006.

(12)     Includes options for 180,500 shares of common stock exercisable within 60 days of March 1, 2006 and 3,250 shares of common stock held by Mr. Monego’s spouse.

(13)     Includes options for 90,500 shares of common stock exercisable within 60 days of March 1, 2006.

(14)     Consists entirely of options to purchase 87,000 shares of common stock exercisable within 60 days of March 1, 2006.

(15)     Includes options for 49,000 shares of common stock exercisable within 60 days of March 1, 2006.

(16)     Includes options for 46,000 shares of common stock exercisable within 60 days of March 1, 2006.

(17)     Consists entirely of options to purchase 5,556 shares of common stock exercisable within 60 days of March 1, 2006.

(18)     Consists entirely of options to purchase 5,556 shares of common stock exercisable within 60 days of March 1, 2006.

(19)     Consists entirely of options to purchase 5, 000 shares of common stock exercisable within 60 days of March 1, 2006.

(20)     Includes options for 3,240,947 shares of common stock exercisable within 60 days of March 1, 2006.

REPORT OF THE NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

Throughout 2005, we had a Nominating Committee of the Board of Directors (the “Nominating Committee”) which had responsibility for optimizing the composition, competence and integrity of the Board of Directors and its committees by searching for and recommending individuals for election to the Board of Directors, and such other duties and functions as directed by the Board of Directors from time to time or as are consistent with its charter, the Company’s Amended and Restated Bylaws, as amended, and governing law, rules and regulations. The Nominating Committee’s role includes responsibility for development of the Board of Directors, including the need to attract and elect independent members of the Board of Directors with expertise in areas supportive of and consistent with the strategic initiatives of the Company. The Nominating Committee is directly responsible for identifying, screening and recruiting individuals qualified to become members of the Board of Directors. The Nominating Committee is comprised of outside, independent, non-employee members of the Board of Directors.

In February 2004, the Nominating Committee proposed and the Board of Directors adopted the “Policy on Director Nominations, Communications with Shareholders, Attendance at the Annual Meeting, and Provision of Certain Company Information”. In summary, this policy provides as follows:

•       The Nominating Committee welcomes and encourages recommendations of director candidates from Digimarc’s stockholders, and will consider any director candidates recommended by stockholders of the Company, provided the information regarding director candidates who are recommended by stockholders is submitted to the Nominating Committee in compliance with the terms of its policy.

•       Director candidate nominations from stockholders may be submitted at any time, but they must be provided in writing, include prescribed information, and be sent to the Secretary of the Company, at the address of the Company’s principal executive offices.

•       The Nominating Committee will respond promptly, and in any event, within 60 days of the submission to the Nominating Committee. Interim inquiries with respect to status and timing can be submitted to the Secretary of the Company by phone or electronically.

•       The Nominating Committee shall consider a potential candidate’s experience, areas of expertise, and other factors relative to the overall composition of the Board of Directors. In evaluating nominees, the Nominating Committee will consider a candidate’s independence, character, and acumen and may, if appropriate, establish areas of core competency of the Board of Directors. High personal and professional ethics, integrity and values are important attributes, as are good judgment, sound business experience, and a demonstrated commitment to representing the long-term interests of stockholders. An inquisitive and objective perspective, the ability to make independent analytical inquiries, practical wisdom, and mature judgment are also valued.

•       The Nominating Committee will also review from time to time the skills and characteristics necessary and appropriate for directors in the context of the current composition of the Board of Directors, including such factors as business experience, domestic or international background and experience, diversity and diverse perspective, knowledge or experience in areas such as technology, systems integration, operations, finance or marketing, and other skills that would enhance the effectiveness of the Board of Directors. The Nominating Committee will also consider that a majority of Board of Directors must be “independent” pursuant to Marketplace Rule 4200 of the National Association of Securities Dealers, Inc., and as such, the overall composition of the Board of Directors is also a consideration.

•       Directors are expected to devote sufficient time to carry out their duties and responsibilities effectively, ensure that other existing and planned future commitments do not materially interfere with his/her service as a director, and attend at least 75% of all Board of Directors and applicable committee meetings.

•       The Nominating Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves compiling names of potentially eligible candidates, vetting those candidates against the factors described above, conducting background and reference checks, conducting interviews with candidates, meeting to consider and approve final candidates and, as appropriate, preparing and presenting to the Board of Directors an analysis with regard to a candidate. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder.

Recruitment of New Directors

The Nominating Committee recruited three new directors to the Board during 2005. These new directors were Mr. Whitney, Mr. Miller and Mr. Waterhouse.

Process for Stockholders to Send Information to the Board of Directors

The Board of Directors solicits and encourages all forms of information to be provided to the Board of Directors and/or its members. All such communications shall be in written form, addressed to the Board of Directors or to one or more individual members of the Board of Directors, and sent care of the Secretary of the Company, at the address of the Company’s principal executive offices or via fax to (503) 469-4771. The Secretary of the Company shall promptly provide all such communication to the applicable member(s) of the Board of Directors or the entire Board of Directors.

Policy Regarding Board Member Attendance At Annual Meetings

The policy of the Board of Directors with regard to attendance by members of the Board of Directors at annual meetings is to encourage attendance at such annual meetings. Candidates for election to the Board of Directors should exercise their best efforts to attend the annual meeting. Messrs. Davis and Richardson attended the 2005 annual meeting of stockholders.

Merger of Nominating Committee

Upon the recommendation of the Committee, the Board of Directors has merged the Nominating Committee and the Corporate Governance Committee into a new Governance and Nominating Committee, effective January 1, 2006. The charter for the merged committee can be found on the Digimarc website at www.digimarc.com on the Corporate Governance page.

Submitted by the Nominating Committee of the Company’s Board of Directors:

Philip J. Monego, Sr., Chairman

Brian J. Grossi

Peter W. Smith

REPORT OF THE CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

Throughout 2005, we had a Corporate Governance Committee of the Board of Directors (the “Corporate Governance Committee”) which had responsibility for overseeing the quality and integrity of the corporate governance practices of the Company, and such other duties and functions as directed by the Board of Directors from time to time or as are consistent with its charter, the Company’s Amended and Restated Bylaws, as amended, and governing law, rules and regulations. The Corporate Governance Committee’s role includes the review, monitoring, and general oversight regarding corporate policies and procedures involving corporate governance and compliance with significant legal, ethical, and regulatory requirements. The Corporate Governance Committee is directly responsible for oversight of the Company’s corporate and other compliance programs. This oversight responsibility includes monitoring compliance with the Sarbanes-Oxley Act of 2002. The Corporate Governance Committee also oversees the structure and evaluation of the Board of Directors and its committees, and the development, monitoring, and enforcement of the corporate governance principles applicable to the Company. The Corporate Governance Committee also served as our Qualified Legal Compliance Committee throughout this period. The Corporate Governance Committee is comprised of independent, non-employee members of the Board of Directors.

The Corporate Governance Committee and the Board of Directors adopted a set of Corporate Governance Guidelines, attached to the 2004 Proxy Statement as Exhibit E, which can be found on the Digimarc website at www.digimarc.com on the Corporate Governance page. These Corporate Governance Guidelines are intended to provide a framework for the Board of Directors to assist in the governance and oversight of the affairs of the Company.  Among other things, the Corporate Governance Guidelines provide that directors are expected, through participation as a member of the Board of Directors and its assigned committees, to:

•       Exercise their business judgment in what they reasonably believe to be in the best interests of the Company and its stockholders.

•       Prepare for, attend and participate in Board of Directors and applicable committee meetings to the maximum extent possible, and perform as appropriate general oversight responsibilities in a number of specific areas, including evaluating management performance, operating results, strategic direction, and risks and their mitigation.

•       Oversee the performance, qualifications and selection of members of the Board of Directors and its committees.

•       Assure the independence of the members of the Audit, Compensation, Corporate Governance, and Nominating Committees of the Board of Directors.

•       Meet in executive session at regular intervals without the attendance or participation of management.

•       Schedule meetings on a regular basis, participate in the setting of the agenda, and receive and evaluate appropriate information in advance of the meeting.

•       Have full and free access to senior management and any other employees of the Company, with or without senior management present.

•       Oversee the Company’s ethics programs, ethics hotline, and programs to prevent violations of policies involving conflicts of interest, loans to officers and employees, insider trading, blackout periods, and other compliance policies.

•       Establish procedures for confidential or anonymous reporting by anyone who has a concern about the Company’s financial conduct or about its accounting, internal accounting controls or auditing matters, or about its policies and procedures involving corporate reporting and compliance directly to the independent directors or applicable committees.

•       Enforce the prohibition against the Company or any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.

In furtherance of the Company’s commitment to upholding the highest legal and ethical conduct in fulfilling its responsibilities, the Board of Directors adopted three codes of ethics and business conduct. In particular, Digimarc adopted:

•       A Code of Business Conduct, attached to the 2004 Proxy Statement as Exhibit F, which can be found on the Digimarc website at www.digimarc.com on the Corporate Governance page.  The Code of Business Conduct applies to all employees of Digimarc and its subsidiaries, as well as to directors, temporary contractors, and other independent contractors or consultants when engaged by or otherwise representing Digimarc or its interests, and sets forth internal policies and guidelines designed to support and encourage ethical conduct and compliance with the laws, rules and regulations that govern the Company’s business operations.

•       A Code of Ethics for Financial Personnel, attached to the 2004 Proxy Statement as Exhibit G, which can be found on the Digimarc website at www.digimarc.com on the Corporate Governance page.  The Code of Ethics applies to the principal executive officer and principal financial officer of Digimarc and its subsidiaries and all professionals worldwide serving in finance, accounting, treasury, tax or investor relations roles.

•       Standards of Professional Conduct for Legal Personnel, attached to the 2004 Proxy Statement as Exhibit H, which can be found on the Digimarc website at www.digimarc.com on the Corporate Governance page. These Standards of Professional Conduct apply to all lawyers who perform services for the Company, and require lawyers to report evidence of any material violation of law either to the Company’s Qualified Legal Compliance Committee or “up the corporate ladder” until the attorney receives an appropriate response.

The Corporate Governance Committee and the Audit Committee monitor compliance with the Code of Business Conduct, the Code of Ethics for Financial Personnel, the Standards of Professional Conduct for Legal Personnel, and other internal policies and guidelines. This includes overseeing the Company’s Ethics Program, which includes a comprehensive and anonymous Internet and telephone-based reporting tool that assists management and employees to work together to address complaints regarding accounting, internal audit controls and fraud, and investigating complaints, when appropriate information is brought to the attention of the particular committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Investors’ Rights Agreements

On October 20, 2000, the Company entered into a Strategic Investment Agreement with Macrovision Corporation. Under the terms of this agreement, if we propose to register any of our securities under the Securities Act of 1933, as amended, for the purpose of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to acquisitions by the Company, employee benefit plans and corporate reorganizations), we must give Macrovision 30 days’ prior notice of registration and include a portion of its shares of common stock in the registration. Additionally, upon written demand of Macrovision, we will be required to file a registration statement on Form S-3 or any similar short-form registration statement if requested to do so by Macrovision, provided that the aggregate offering price for the securities to be sold is more than $1,000,000. Furthermore, we are only required to effect two demand registrations on Form S-3 within any 12-month period. Macrovision cannot demand that we file a registration statement prior to the date 180 days following the effective date of any registration statement filed by us.

On October 20, 2000, the Company entered into a Strategic Investment Agreement with Koninklijke Philips Electronics N.V.  Under the terms of this agreement, if we propose to register any of our securities under the Securities Act of 1933, as amended, for the purpose of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to acquisitions by the Company, employee benefit plans and corporate reorganizations), we must give Philips 30 days’ prior notice of registration and include a portion of its shares of common stock in the registration. Additionally, upon written demand of Philips, we will be required to file a registration statement on Form S-3 or any similar short-form registration statement if requested to do so by Philips, provided that the aggregate offering price for the securities to be sold is more than $1,000,000. Furthermore, we are only required to effect two demand registrations on Form S-3 within any 12-month period. Philips cannot demand that we file a registration statement prior to the date 180 days following the effective date of any registration statement filed by us.

All expenses in effecting these registrations will be borne by the Company, excluding underwriting discounts, selling commissions and stock transfer taxes, which shall be borne proportionately by the holders of the securities that have been registered. These registration rights are subject to conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in the registration. The Company has agreed to indemnify each of Macrovision and Philips with respect to these registration rights, and each of Macrovision and Philips has agreed to indemnify the Company, against liabilities under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or other applicable federal or state law.

Transactions with Directors and Executive Officers

Under Section 145 of the General Corporation Law of the State of Delaware, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended. Section 7 of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no directors of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX of the Company’s Amended and Restated Bylaws, as amended, also provides for mandatory indemnification of its directors, officers, employees and agents to the fullest extent permissible under General Corporation Law of the State of Delaware. Delaware law provides that directors of a company will not be personally liable to the company or its stockholders for monetary damages for breach of their fiduciary duties as directors, except liability for (a) any breach of their duty of loyalty to the company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions or (d) any transaction from which the directors derived an improper personal benefit. The Amended and Restated Bylaws, as amended, further provide that such right of indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent of the Company. Responsibility for determinations with respect to such indemnification will be made by the Company’s Board of Directors.

The Company has entered into an agreement with each of its directors and executive officers that requires the Company to indemnify such persons against any expense, liability or loss, including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, amounts paid or to be paid in settlement, any interest, assessments or other charges imposed thereon, and any federal state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payment under such agreement, paid or incurred in connection with investigating, defending, being a witness in, or participating in, or preparing for any of the foregoing in, any proceeding relating to any event or occurrence by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company in certain capacities. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. The Company also has obtained a policy of directors’ and officers’ liability insurance that insures the Company’s directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

All related party transactions between the Company and its officers, directors, principal stockholders and affiliates will be reviewed, considered, and approved, rejected or qualified by the Corporate Governance Committee, a committee of the Board of Directors, the membership of which is a majority of the disinterested, non-employee directors on the Board of Directors. The Corporate Governance Committee has determined, as a general rule, that transactions between the Company and its officers, directors, principal stockholders and affiliates should be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Legal Proceedings

On or about October 19, 2004, two purported shareholder derivative lawsuits were filed against certain of the Company’s officers and directors, naming the Company as a nominal defendant, in the Superior Court of the State of California for the County of San Luis Obispo. These lawsuits were consolidated into one action for all purposes on March 14, 2005. On July 19, 2005, the court granted the Company’s motion to stay these consolidated actions in favor of a shareholder derivative action to be filed by plaintiffs in the Circuit Court of the State of Oregon for the County of Washington. On August 25, 2005, the California plaintiffs filed two new derivative lawsuits in the United States District Court for the District of Oregon. On October 17, 2005, defendants filed a motion to dismiss these complaints for lack of subject matter jurisdiction and failure to state a claim. This motion currently is pending. Separately, on November 8, 2004, a letter was mailed to the chairman of the Company’s Board of Directors by a law firm purporting to represent a shareholder of the Company, demanding that the board commence a civil action against each of the directors and officers on behalf of the Company to recover for damages alleged to have been incurred as a result of alleged breaches of fiduciary duties. On or about April 6, 2005, this shareholder filed a purported shareholder derivative suit against certain of the Company’s officers and directors, naming the Company as a nominal defendant, in the Circuit Court of the State of Oregon for the County of Washington. On August 25, 2005, the individual defendants filed a motion to stay this state court derivative lawsuit, and on September 26, 2005, the court entered a stipulated order granting the motion and staying the case pending the outcome of an investigation by a committee appointed by the Company’s Board of Directors of the claims asserted in the demand letter and in the derivative lawsuits. That stay expired on February 28, 2006, and defendants have until March 31, 2006 to respond to the complaints in this lawsuit. These suits claim that certain of these officers and directors breached their fiduciary duties to the Company’s shareholders and to the Company. The complaints are derivative in nature and do not seek relief from the Company. The Company’s Board of Directors has appointed a committee to investigate the claims asserted in the demand letter and in the derivative lawsuits.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in beneficial ownership of common stock and other equity securities of the Company with the Securities and Exchange Commission and the Nasdaq Stock Market, Inc.

To our knowledge, based solely on review of the copies of such reports furnished to the Company and written representations from certain Reporting Persons, during the year ended December 31, 2005, all of the Reporting Persons complied with applicable Section 16(a) filing requirements, except for the following:

•       Bruce Davis, Paul Gifford, Michael McConnell, Robert Chamness, Scott Carr and Reed Stager each inadvertently filed a late Form 4 related to an option grant made on January 5, 2005, and Scott Carr inadvertently filed a late Form 4 related to an option grant made on August 1, 2005. All forms were subsequently filed as required.

Submitted by the Corporate Governance Committee of the Company’s Board of Directors:

Peter W. Smith, Chairman

James T. Richardson

Jim Roth

ADDITIONAL MATTERS

Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.   Pursuant to the Company’s bylaws, for stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor to the Secretary of the Company. To be timely for the 2007 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company no earlier than January 16, 2007 and no later than February 15, 2007.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy  Materials.   Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company’s 2007 Annual Meeting of Stockholders must be received by the Company not later than December 2, 2006 in order to be considered for inclusion in the Company’s proxy materials for that meeting.

Discretionary Authority.   The proxies to be solicited by the Company through its Board of Directors for the 2007 Annual Meeting of Stockholders will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at such annual meeting if the Company fails to receive notice of such stockholder’s proposal for the meeting by February 15, 2007.

Form 10-K and Stockholder Information

A copy of our Annual Report to Stockholders for the year ended December 31, 2005 accompanies this Proxy Statement. We will provide, without charge upon the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2005.  Written requests should be mailed to Robert P. Chamness, Secretary, Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008.

If you share an address with another stockholder, you may receive only one set of proxy materials (including our annual report to shareholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now or in the future, we will promptly deliver a separate copy of these materials to you upon written or oral request made to us at:

Digimarc Corporation
Attn: Investor Relations
9405 SW Gemini Drive
Beaverton, OR  97008
Phone: (503) 469-4800
Fax: (503) 469-4771

Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write to us at the above address or fax number to request delivery of a single copy of these materials.

Other Materials

All materials filed by us with the Securities and Exchange Commission can be obtained at the Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or through the Securities and Exchange Commission’s website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330.

Other Business

The Board of Directors is not aware of any other matter that may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion in the best interest of the Company.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. We urge you to promptly execute and return the accompanying proxy in the envelope, which has been enclosed for your convenience. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

Bruce Davis
Chief Executive Officer
Beaverton, Oregon
April 1, 2006

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	C0123456789	12345

	Election of Class I Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
1.	The Board of Directors recommends a vote FOR the listed nominees.

		For	Withhold

	01 - Jim Roth	☐	☐

	02 - William J. Miller	☐	☐

	03 - Lloyd G. (“Buzz”) Waterhouse	☐	☐

Issues
The Board of Directors recommends a vote FOR the following proposal.

			For	Against	Abstain

Proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of Digimarc Corporation for the year ending December 31, 2006.			☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Mark here if you plan to attend the Annual Meeting. ☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature 1 - Please keep signature within the box		Signature 2 - Please keep signature within the box				Date (mm/dd/yyyy)

	0 0 8 7 3 7 1	1 U P X	C O Y

001CD40001	00IYIC

Proxy - Digimarc Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Bruce Davis and Michael McConnell and each of them, his true and lawful attorneys-in-fact and agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Digimarc Corporation to be held at Digimarc Corporation’s headquarters located at 9405 SW Gemini Drive, Beaverton, OR 97008 on Tuesday, May 2, 2006 at 11:00 a.m. local time, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth below.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for the nominees to the board of directors named in Proposal No. 1, for the ratification of Grant Thornton LLP as the independent registered public accounting firm of Digimarc Corporation in Proposal No. 2, and as the proxy holder may determine in his discretion with regard to any other matter properly brought before the Annual Meeting.

The Board of Directors recommends a vote FOR the nominees named on the reverse side, and a vote FOR Proposal 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)	To vote using the Internet

• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on	• Go to the following web site:
a touch tone telephone. There is NO CHARGE to you for the call.	WWW.COMPUTERSHARE.COM/EXPRESSVOTE

• Follow the simple instructions provided by the recorded message.	• Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 2, 2006.

THANK YOU FOR VOTING